Exhibit 10.24

COLLABORATION

AND

LICENSE AGREEMENT

by and between

CYTOMX THERAPEUTICS, inc.

and

REGENERON PHARMACEUTICALS, INC.

Dated as of November 16, 2022

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COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (“Agreement”) is entered into as of November 16, 2022 (the “Effective Date”) by and between CytomX Therapeutics, Inc., organized and existing under the laws of Delaware with its principal place of business at 151 Oyster Point Blvd., Suite 400, South San Francisco, California 94080, U.S.A. (“CytomX”) and Regeneron Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of New York with its principal place of business at 777 Old Saw Mill River Road, Tarrytown NY 10591 (“Regeneron”). CytomX and Regeneron are each hereafter referred to individually as a “Party” and together as the “Parties.”

WHEREAS, Regeneron has research, development, manufacturing and commercialization expertise for the development and commercialization of pharmaceutical and biologic products;

WHEREAS, CytomX has technology and expertise relating to the discovery and development of recombinant antibodies directed to certain targets and recombinant cytokines using its conditionally activated antibody platform technology and research, development and manufacturing capabilities; and

WHEREAS, CytomX and Regeneron desire to collaborate in the performance of research and preclinical programs for the discovery and development of certain antibody products that are directed against specified targets, and that may include recombinant cytokines, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1.
DEFINITIONS

All references to particular Exhibits, Articles or Sections mean the Exhibits to, and Articles and Sections of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits and Appendices hereto, the following words and phrases have the following meanings:

Section 1.1
“Accounting Standards” means with respect to either Party, GAAP or IFRS, in each case, as generally and consistently applied throughout such Party’s organization. Each Party shall promptly notify the other Party in the event that it changes the Accounting Standards pursuant to which its records are maintained. As used in this definition, “GAAP” means generally accepted accounting principles as applicable in the United States and “IFRS” means the International Financial Reporting Standards of the International Accounting Standards Board.
Section 1.2
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, for as long as such control exists. For purposes of this Section, “control” and, with correlative meanings, the terms “controlled by” and “under common control with,” means (a) the direct or indirect ownership of more than fifty percent (50%) of the voting or economic interest of a Person (or, with respect to

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a limited partnership or other similar entity, its general partner or controlling entity), or (b) the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of a Person. For clarity, once a Person ceases to be an Affiliate of a Party, then, without any further action, such Person shall cease to have any rights, including license and sublicense rights, under this Agreement by reason of being an Affiliate of such Party.
Section 1.3
“Antibody” means any mono-specific or multi-specific antibody, or therapeutic protein that contains components of an antibody, or any derivative, variant, construct or fragment thereof, including fusions comprising any such antibody, derivative or fragment, and any composition or formulation that incorporates or includes any such antibody. Antibody also means with respect to any of the foregoing molecules, the nucleic acids (including DNA, RNA, and complementary and reverse complementary nucleic acids corresponding thereto, whether coding or noncoding and whether intact or a fragment) that contain, express, secrete, or code for such molecule or any fragment thereof.
Section 1.4
“Available” means, [***].
Section 1.5
“Background IP” means Background Know-How and Background Patent Rights.
Section 1.6
“Background Know-How” means [***].
Section 1.7
“Background Patent Rights” means [***].
Section 1.8
“Bayh-Dole Act” means the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.
Section 1.9
“Biosimilar Application” means an application or submission filed with a Regulatory Authority for Marketing Approval of a Biosimilar Product.
Section 1.10
“Biosimilar Product” means, with respect to any Product, on a country-by-country basis in the Territory, a biologic product (a) for which the licensing, approval, or marketing authorization relies in whole or in part on a prior approval, licensing or marketing authorization granted for such Product; (b) that is “biosimilar” to such Product, as the term “biosimilar” is defined in 42 U.S.C. § 262(i)(2); and (c) that has been licensed by the FDA or other Regulatory Authority outside of the United States by reference to such Product, as set forth at 42 U.S.C. § 262(k)(4) or other analogous applicable Law outside of the United States. A Product licensed, marketed, sold, manufactured, or produced by or on behalf of Regeneron or its Affiliates (or any Sublicensees or distributors in their capacity as Sublicensee or distributor for Regeneron or any of its Affiliates) will not constitute a Biosimilar Product.
Section 1.11
“BLA” means (a) a Biologics License Application as defined in the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto), or (b) any corresponding foreign application in the Territory, including, with respect to the European Union, a marketing authorization application (“MAA”) filed with the EMA or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

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Section 1.12
“Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York, New York, United States are permitted, authorized, or obligated by Law to close.
Section 1.13
[***].
Section 1.14
“Calendar Quarter” means each successive period of the three (3) calendar months ending March 31, June 30, September 30 and December 31; provided, however, that: (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date; and (b) the last Calendar Quarter shall extend from the beginning of the Calendar Quarter in which this Agreement expires or terminates until the effective date of such expiration or termination.
Section 1.15
“Calendar Year” means each successive period of the twelve (12) calendar months ending December 31; provided, however, that: (a) the first Calendar Year of the Term shall extend from the Effective Date to December 31 of the year in which the Effective Date occurs; and (b) the last Calendar Year shall extend from the beginning of the Calendar Year in which this Agreement expires or terminates until the effective date of such expiration or termination.
Section 1.16
[***].
Section 1.17
“Change of Control” means (a) the closing of the sale, transfer or other disposition of all or substantially all of a Party’s assets (including intellectual property), (b) the consummation of the merger or consolidation of a Party with or into another entity (except a merger or consolidation in which the holders of capital stock of such Party immediately prior to such merger or consolidation continue to hold more than fifty percent (50%) of the voting power of the capital stock of such Party or the surviving or acquiring entity), (c) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of such Party’s securities), of a Party’s securities if, after such closing, such person or group of affiliated persons would hold fifty percent (50%) or more of the outstanding voting stock of such Party (or the surviving or acquiring entity), or (d) a liquidation, dissolution or winding up of a Party, except where such liquidation, dissolution or winding up of such Party is related to or preceded by a transfer or other disposition of assets contemplated by (a) above to an Affiliate of such Party as part of an internal restructuring, and in any event that would not have the effect of diminishing the other Party’s rights under this Agreement.
Section 1.18
“Collaboration IP” means Collaboration Know-How and Collaboration Patents and any and all intellectual property rights therein.
Section 1.19
“Collaboration Know-How” means [***].
Section 1.20
“Collaboration Patents” means [***].
Section 1.21
“Collaboration Program” means [***].
Section 1.22
“Collaboration Term” means, [***].

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Section 1.23
“Commercialize” means [***].
Section 1.24
“Commercially Reasonable Efforts” means, with respect to a Party (directly or through Affiliates or Sublicensees) performing activities under this Agreement, such reasonable, diligent, and good faith efforts and [***] in connection with the research, development, manufacture or commercialization of biopharmaceutical products of [***], taking into account [***], it being understood that Commercially Reasonable Efforts may [***], will be considered in determining whether a Party exercised Commercially Reasonable Efforts. Commercially Reasonable Efforts requires, with respect to an obligation under this Agreement, that a Party reasonably and in good faith: [***], all taking into account the factors referred to above.
Section 1.25
“Competing Product” means [***].
Section 1.26
“Confidential Disclosure Agreements” means [***].
Section 1.27
“Conditionally Activated Antibody” means [***].
Section 1.28
“Control” or “Controlled” means, with respect to any Know-How, Patent Right, or other intellectual property right, the possession (whether by ownership, license, covenant not to sue or otherwise) by a Party or its Affiliate of the ability to grant to the other Party a license, sublicense, access or other right as provided herein to or under such Know-How, Patent Right, or other intellectual property right, without violating the terms of any agreement or other arrangement of such Party with any Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access. For clarity, nothing in this Section 1.28 obligates a Party to obtain rights under the intellectual property rights of any Third Party in order to be able to grant the other Party a license or access as provided herein.
Section 1.29
“Cover” means with respect to any given Product in a given country and [***]. Cognates of the word “Cover” have correlative meanings.
Section 1.30
“Critical Matter” means [***].
Section 1.31
“Cytokine” means a small immunomodulatory protein that plays a role in cell–cell communication, cell growth and regulation of immune function.
Section 1.32
“CytomX IP” means [***].
Section 1.33
“CytomX Know-How” means [***].
Section 1.34
“CytomX Patent Challenge” means any action, suit, proceeding or claim by Regeneron or its Sublicensees or Affiliates challenging the validity, patentability, scope, priority, construction, inventorship, enforceability or CytomX’s or its Affiliate’s or licensor’s ownership of any CytomX Patent owned in whole or in part by CytomX, as applicable, in any forum, in each case, with respect to a Product under this Agreement, but excludes any assertion by Regeneron or its Sublicensees or Affiliates relating to validity, patentability, scope, priority, construction, non-infringement, inventorship, ownership or enforceability as a defense in any legal proceeding or administrative proceeding brought by CytomX or its Affiliates or licensors asserting infringement against Regeneron or its Sublicensees or Affiliates with respect to the relevant Product under this

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Agreement. For clarity, any such action brought by a Sublicensee of Regeneron or its Affiliate will only be a CytomX Patent Challenge if such entity is challenging a CytomX Patent or a Collaboration Patent owned in whole or in part by CytomX in connection with such entity’s role as a Sublicensee of Regeneron or its Affiliate under the licenses granted to Regeneron under this Agreement.
Section 1.35
“CytomX Patents” means [***].
Section 1.36
“CytomX Platform Improvements IP” means [***].
Section 1.37
“CytomX Platform Know-How” means [***].
Section 1.38
“CytomX Platform Patents” means [***].
Section 1.39
“CytomX Platform Technology” means [***].
Section 1.40
“Develop” or “Development” means [***].
Section 1.41
“Directed Against” means, as used in connection with a [***], that the product or agent at issue is designed to specifically interact or bind with such [***], as applicable.
Section 1.42
“Effector Moiety” means [***].
Section 1.43
“EMA” means the European Medicines Agency or any successor entity thereto.
Section 1.44
“EU” or “European Union” means those countries, nations, states or other territories under the jurisdiction of the EMA, as such jurisdiction may change from time to time, but in any event including the United Kingdom for purposes of Section 7.3.
Section 1.45
“Executive Officers” means with respect to a Party, such Party’s Chief Executive Officer, or any other person that such officer designates from time to time.
Section 1.46
“Exploit” means to make, have made, import, use, sell or offer for sale, including to Develop or develop (as applicable), Commercialize or commercialize (as applicable), register, modify, enhance, improve, Manufacture or manufacture (as applicable), have Manufactured or manufactured (as applicable), hold or keep (whether for disposal or otherwise), formulate have used, export, transport, distribute, promote, advertise, market or have sold or otherwise dispose of a compound, product or process. Cognates of the word “Exploit,” including but not limited to “Exploitation,” shall have correlative meanings.
Section 1.47
“FDA” means the United States Food and Drug Administration or any successor entity thereto.
Section 1.48
“First Commercial Sale” means, with respect to any Licensed Product in any country, the first sale for end use or consumption of such Licensed Product in such country after Marketing Approval for such Licensed Product has been granted in such country. [***].
Section 1.49
“Format” means [***].

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Section 1.50
“FTE” means a full time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed or contracted by a Party or its Affiliates and assigned to perform specified work, with such commitment of time and effort to constitute one employee performing such work on a full-time basis, which for purposes hereof shall be [***] hours per year. For further clarity, FTEs shall not include personnel performing the functions of information technology, human resources, finance, legal, or other general administrative activities, or contractors.
Section 1.51
“FTE Rate” means (i) for the period commencing on the Effective Date and ending on [***] per FTE per year, and (ii) for each Calendar Year thereafter, the FTE Rate shall be adjusted as of January 1, [***] and annually thereafter by the average of the percentage increases or decreases, if any, in the U.S. CPI for the twelve (12) months ending June 30 of the Calendar Year prior to the Calendar Year for which the adjustment is being made (where Consumer Price Index or CPI means the Consumer Price Index - Urban Wage Earners and Clerical Workers, US City Average, All Items, 1982-84=100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index). For clarity, the FTE Rate is [***].
Section 1.52
“Gatekeeper” means an independent Third Party mutually agreeable to the Parties responsible for determining the Availability of proposed Tumor Targets or Effector Moieties in Collaboration Programs for activities under the collaboration.
Section 1.53
“GLP Toxicology Study” means any toxicology study that meets the requirements set forth in 21 C.F.R. Part 58 pertaining to good laboratory practice for use or intended for use in an IND and is required to be included in the filing of an IND, but excluding toxicology studies performed in the course of evaluating compounds prior to selection of a Licensed Product.
Section 1.54
“Governmental Authority” means any governmental authority of any nature of any multi-national, national, state, county, city or other political subdivision, including any governmental division, subdivision, department, agency, court, tribunal, agency, bureau, branch, office, authority or other instrumentality.
Section 1.55
“IND” means, (a) with respect to the United States, an investigational new drug application as defined in applicable regulations promulgated by the FDA and filed with the FDA for human clinical testing or (b) with respect to any other country in the Territory, any equivalent thereof.
Section 1.56
“Indication” means, for the Licensed Field, each tumor type for a disease, disorder, or medical condition that a Product is intended to treat, prevent, cure, or ameliorate, or that is the subject of a clinical trial, the data and results of which clinical trial (if successful) are intended to be used to support a Regulatory Filing and approval for labeling within the indications section of the label relevant to usage in such disease, disorder or medical condition as distinguished from another disease, disorder or medical condition. For clarity, neither a different line of therapy nor treatment of pediatric patient populations will be considered a new Indication.

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Section 1.57
“Initial Collaboration Program” means one of two programs of activities initially to be conducted by the Parties under this Agreement pursuant to one or more Work Plans to develop (i) a Product that is a Conditionally Activated Antibody that includes [***], or (ii) a Product that is a Conditionally Activated Antibody [***].
Section 1.58
“Initiation” means (a) with respect to a clinical trial, the first dosing in the first patient in such clinical trial or study or (b) with respect to a GLP Toxicology Study, the first dosing of an animal subject in such GLP Toxicology Study. Cognates of the word “Initiation” have correlative meanings.
Section 1.59
“Inventions” means all Know-How that are inventions, whether or not patentable, that are discovered, conceived, generated, reduced to practice or otherwise made by or on behalf of either Party or its respective Affiliates or both Parties or their respective Affiliates, whether solely or jointly with any Third Party subcontractor, in the course of activities performed under this Agreement.
Section 1.60
“Know-How” means all technical, scientific and other know-how and information, inventions (whether patentable or not), improvements, development, discoveries, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results, compositions of matter, cells, cell lines, assays, animal models and other physical, biological or chemical material (including vectors, clones, plasmids, targeting moieties, nucleic acid sequences, proteins, peptides, expression products, reagents, biomarkers and research tools), and other materials, including pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, study designs and protocols, assays and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic, physical or any other form now known or hereafter developed.
Section 1.61
“Law” means, individually and collectively, any and all national, federal, state, local, and foreign laws, statutes, ordinances, principles of common law, rules, directives, standards, administrative circulars, judgments, orders, writs, injunctions, decrees, arbitration awards, agency requirements, licenses, permits, and regulations of any kind whatsoever of any Governmental Authority within the applicable jurisdiction.
Section 1.62
“Licensed Field” means all human and non-human diagnostic, prophylactic and therapeutic uses in oncology.
Section 1.63
“Licensed Product” means [***].
Section 1.64
“Major Market” means [***].
Section 1.65
“Marketing Approval” means all approvals, licenses, registrations or authorizations of the Regulatory Authority in a country, necessary for the customary commercial sale of a Licensed Product in such country, including with respect to pricing and reimbursement.

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Section 1.66
“Manufacturing” or “Manufacture” means any activities directed to producing, obtaining, manufacturing, processing, filling, finishing, packaging and labeling, device manufacture and assembly (if applicable), quality assurance testing and release, shipping and storage of the Product, placebo or a comparator agent, as the case may be, or the development of processes for the foregoing, including test method development and stability testing, device or delivery system development, assay development, formulation, quality assurance/quality control development, technology transfer, process development and scale-up, cell-line development, data collection and management and project management with respect to such activities.
Section 1.67
“Net Sales” means [***].
Section 1.68
“Patent Rights” means (a) all national, regional and international patents and patent applications, including, provisional patent applications; (b) all patent applications filed either from or claiming priority to such patents, patent applications or provisional applications or from an application claiming priority from either of these, including, divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including, utility models, petty patents, innovation patents and design patents and certificates of invention; (d) any and all extensions, term adjustments or restorations by existing or future extension or restoration mechanisms, including, revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)); and (e) any similar rights, including, so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.
Section 1.69
“Peptide Mask” means [***].
Section 1.70
“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.
Section 1.71
“Phase 1 Clinical Trial” means a human clinical trial of a Licensed Product, the principal purpose of which is a preliminary determination of safety, tolerability, pharmacological activity or pharmacokinetics in healthy individuals or patients, and that satisfies the requirements of 21 C.F.R. § 312.21(a) or its non-U.S. equivalents.
Section 1.72
“Phase 2 Clinical Trial” means a human clinical trial of a Licensed Product (whether a standalone trial or a stage of a “Phase 2/3” clinical trial described in a protocol as the “Phase 2 portion”) the principal purpose of which is (a) (1) to evaluate the clinical efficacy, safety, pharmacodynamics or biological activity of such Licensed Product in the target patient population as its primary endpoint or (2) determine anti-cancer activity in the applicable tumor type as its primary endpoint (as described in a protocol), in each case of clause (1) and (2), and is prospectively designed to generate sufficient data that may permit commencement of a Registrational Trial, and (b) that satisfies the requirements of 21 C.F.R. § 312.21(b) or its non-U.S. equivalents. For clarity, a dose expansion phase of a Phase 1 Clinical Trial shall be considered a Phase 2 Clinical Trial.

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Section 1.73
“Preclinical Research” means, with respect to a particular Collaboration Program, any discovery, preclinical CMC and other research and development activities relating to any Product or any such Collaboration Program as set forth in a Work Plan, and any advisory or consulting services provided in connection therewith, including the filing of an IND for such Product.
Section 1.74
“Preclinical Research Budget” means, with respect to a Collaboration Program, the budget established by the JRC in accordance with Section 2.2.3 for activities to be conducted under a Work Plan by CytomX for such Collaboration Program and Products thereunder. The Preclinical Research Budget shall be included as part of the Work Plan for the applicable Collaboration Program and approved by Regeneron prior to the commencement of activities for such Collaboration Program.
Section 1.75
“Preclinical Research Costs” means, with respect to a Collaboration Program, [***] (a) Preclinical Research FTE Costs and (b) Preclinical Research Out-of-Pocket Expenses, where both (a) and (b) are specifically identifiable and directly allocable to, the Preclinical Research of such Collaboration Program and are calculated consistent with Accounting Standards.
Section 1.76
“Preclinical Research Data” means all data, results, reports, or Know-How generated in the performance of Preclinical Research by or on behalf of either Party under a Work Plan. For clarity, any data, results, or Know-How generated in the performance of Preclinical Research by or on behalf of CytomX under a Work Plan that is solely related to the CytomX Platform Technology shall be deemed CytomX Know-How and not Preclinical Research Data.
Section 1.77
“Preclinical Research FTE Costs” means, with respect to a Collaboration Program and consistent with the approved Preclinical Research Budget for such Collaboration Program, the product of (a) the actual number of FTE hours worked in the Preclinical Research of such Collaboration Program in a manner consistent with the applicable Work Plan, [***] and evidenced through contemporaneous written records, and (b) the FTE Rate.
Section 1.78
“Preclinical Research Out-of-Pocket Expenses” means, with respect to a Collaboration Program, the reasonable direct expenses paid or payable to Third Parties (including contractors) that are directly incurred by CytomX and its Affiliates for, and that are specifically identifiable and directly allocable to, the Preclinical Research activities under such Collaboration Program, including consultant fees, and that are consistent with the approved Preclinical Research Budget for such Collaboration Program.
Section 1.79
“Preclinical Research Term” means, on a Collaboration Program-by-Collaboration Program basis, subject to the early termination of this Agreement, the period from the Effective Date until completion of the activities set forth in the Work Plan for such Collaboration Program.
Section 1.80
“Product” means a Conditionally Activated Antibody that includes [***]. One Product is distinct from another Product if [***]. For clarity, [***].

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Section 1.81
“Product Selection Period” means, for each Collaboration Program, the period commencing upon selection of such Collaboration Program and ending upon the first to occur of (i) selection of a Licensed Product under the relevant Collaboration Program pursuant to a Work Plan, or (ii) [***] after the date such Collaboration Program is selected.
Section 1.82
“Program Selection Period” means a period of [***] commencing upon the Effective Date of the Agreement.
Section 1.83
[***].
Section 1.84
“Public Official or Entity” means (a) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military or international organization, including any ministry or department of health or any state-owned or affiliated company or hospital, or (b) any candidate for political office, any political party or any official of a political party.
Section 1.85
“Regeneron Background Technology” means [***].
Section 1.86
“Regeneron Background Improvements IP” means [***].
Section 1.87
“Regeneron Background Technology Know-How” means [***].
Section 1.88
“Regeneron Background Technology Patents” means [***].
Section 1.89
“Regeneron IP” means [***].
Section 1.90
“Regeneron Know-How” means [***].
Section 1.91
“Regeneron Patent Challenge” means any action, suit, proceeding or claim by CytomX or its Sublicensees or Affiliates challenging the validity, patentability, scope, priority, construction, inventorship, enforceability or Regeneron’s or its Affiliate’s or licensor’s ownership of any Regeneron Patent or any Collaboration Patent owned in whole or in part by Regeneron, as applicable, in any forum, in each case, with respect to a Product under this Agreement, but excludes any assertion by CytomX or its Sublicensees or Affiliates relating to validity, patentability, scope, priority, construction, non-infringement, inventorship, ownership or enforceability as a defense in any legal proceeding, administrative proceeding or arbitration brought by Regeneron or its Affiliates or licensors asserting infringement against CytomX or its Sublicensees or Affiliates with respect to the relevant Product under this Agreement. For clarity, any such action brought by a Sublicensee of CytomX or its Affiliate will only be a Regeneron Patent Challenge if such entity is challenging a Regeneron Patent or a Collaboration Patent owned in whole or in part by Regeneron in connection with such entity’s role as a Sublicensee of CytomX or its Affiliate under the licenses granted to CytomX under this Agreement.
Section 1.92
“Regeneron Patents” means [***].
Section 1.93
“Regeneron scFv Mask” means [***].

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Section 1.94
“Registrational Trial” means a human clinical trial of a Licensed Product with a defined dose or set of doses of such Licensed Product designed to establish the efficacy and safety of such Licensed Product and where the results of such clinical trial (if successful) are designed to lead directly to submission of a BLA for the applicable Licensed Product.
Section 1.95
“Regulatory Authority” means any Governmental Authority or other authority responsible for granting Marketing Approvals for Licensed Products, including the FDA, EMA, and any corresponding national or regional regulatory authorities.
Section 1.96
“Regulatory Exclusivity” means, with respect to a Licensed Product, any exclusive marketing rights or data exclusivity rights conferred by the applicable Regulatory Authority with respect to such Licensed Product, other than a Patent Right.
Section 1.97
“Regulatory Filing” means any filing with any Governmental Authority with respect to the research, development, manufacture, distribution, pricing, reimbursement, marketing or sale of a Licensed Product.
Section 1.98
“Sublicensee(s)” means a Third Party, other than a Third Party subcontractor, that has been granted a sublicense or other rights under the rights granted to a Party pursuant to Section 4.1 in accordance with Section 4.2, but shall exclude any wholesaler of a Licensed Product that does not market or promote the Licensed Product.
Section 1.99
“Substrate” means [***].
Section 1.100
“Territory” means all of the countries in the world, including their respective territories and possessions.
Section 1.101
“Third Party” means a Person other than (a) Regeneron or any of its Affiliates and (b) CytomX or any of its Affiliates.
Section 1.102
“Third Party Platform Loss” means any Losses in connection with any Third Party Claim to the extent arising out of or resulting from any actual or alleged infringement of Patent Rights of a Third Party [***].
Section 1.103
“Tools” means any Patent Rights, Know-How, or other intellectual property rights licensed under the UCSB Agreement as set forth in both Exhibit D and Exhibit H, or any improvements thereto that are otherwise Controlled by CytomX.
Section 1.104
“Tumor Target” means (a) an antigen expressed on or in a tumor cell that is identified by a GenBank accession number or similar information, or by its amino acid or nucleic acid sequence if an accession number is not available, (b) any naturally occurring mutant or allelic variant of a molecule disclosed in clause (a), including transcriptional and posttranscriptional isoforms (e.g., alternative splice variants), and post-translational modification variants (e.g., protein processing, maturation and glycosylation variants); and (c) truncated forms (including fragments) thereof that have a biological function substantially identical to that of any molecule disclosed in clause (a).

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Section 1.105
“UCSB Agreement” means the Exclusive License Agreement, dated August 19, 2010 and bearing UC Agreement No. 2011-03-0081, between The Regents of the University of California acting through its Santa Barbara campus (“The Regents”) and CytomX, as amended by that certain Amendment No. 1 to Exclusive Agreement, dated May 30, 2013, that certain Amendment No. 2 to Exclusive Agreement, dated November 8, 2013, and that certain Amendment No. 3 to Exclusive License Agreement, dated April 2, 2019, as may be amended from time to time after the Effective Date to the extent in accordance with this Agreement.
Section 1.106
“United States” or “U.S.” means the United States of America and its territories and possessions.
Section 1.107
“Valid Claim” means a claim in an issued and unexpired Patent Right, or an application for a Patent Right, within the [***] (i) that has not lapsed or been abandoned, canceled, disclaimed, revoked, held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through re-examination, re-issue, disclaimer or otherwise, or lost in an interference proceeding, or (ii) where the exclusivity associated with such claim has not been eliminated by any Regulatory Authority or any Governmental Authority; provided, however, that if a claim of a pending patent application shall not have issued within [***] after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a Patent Right issues with such claim (from and after which time the same would be deemed a Valid Claim).
Section 1.108
“Work Plan” means a written plan setting forth the obligations and activities of each Party, including, but not limited to, the identification, nomination, and selection of one or more Licensed Products for IND-enabling studies. The initial Work Plan is set forth in Exhibit A. Each update to the Work Plan for Preclinical Research activities shall include (i) a description of the Preclinical Research activities, expected timelines, preclinical, as well as the Format for such Products, and (ii) a reasonably detailed description of the schedule of work activity and the identification of the Party responsible therefor (including subcontractors and Sublicensees), and the applicable Preclinical Research Budget.

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Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
Abandoned Joint Patent Right	8.2.3
Additional Collaboration Program	3.1.1
Additional Collaboration Program Notice	3.1.2
Additional Collaboration Program Option	3.1.1
Agreement	Preamble
Alliance Manager	2.2.2
Anti-Bribery and Anti-Corruption Laws	9.3(c)(i)(A)
Anti-Corruption Policies	9.3(c)(i)(A)
Audited Party	7.8.4
Auditing Party	7.8.4
Combination Product	Section 1.68
Confidential Information	12.1.1
CytomX	Preamble
CytomX Acquiree	Section 14.9
CytomX Acquisition	Section 14.9
CytomX Indemnified Parties	10.1.2
Disclosing Party	12.1.1
Effective Date	Preamble
Enforcing Party	8.7.4
Existing Patents	9.2(a)
Force Majeure	Section 14.12
Indemnitee	10.2.1
Indemnitor	10.2.1
Indirect Taxes	7.10.1
Joint Inventions Patents	8.1.5
Joint IP	8.1.5
Joint Research Committee or JRC	2.2.1
Losses	10.1.1
MAA	Section 1.11
Materials	Section 3.4
Milestone Events	7.3.1
Milestone Payments	7.3.1
Non-Publishing Party	12.3.4
Party and Parties	Preamble
Product Trademarks	8.9.1
Publishing Party	12.3.4
Receiving Party	12.1.1
Regeneron	Preamble
Regeneron Indemnified Parties	10.1.1
Relevant Product	Section 2.6
Royalty Term	7.4.2
Sale Transaction	Section 14.8

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Term	13.1
Third Party Acquirer	Section 14.8
Third Party Claim	10.1.1
Third Party Patent Rights	8.4.2
Third Party Patent Rights Notice	8.4.2

Article 2.
Research Collaboration
Section 2.1
Collaboration Overview. Regeneron and CytomX are entering into this research collaboration to identify up to [***] Licensed Products during the Collaboration Term. The Parties have agreed that [***] Collaboration Programs are the Initial Collaboration Programs.
Section 2.2
Management.

2.2.1 Overview. Within [***] days after the Effective Date, the Parties shall establish a cross-functional, joint research committee (the “Joint Research Committee” or the “JRC”), which shall manage the collaboration between the Parties.

2.2.2 Alliance Managers. Each of Regeneron and CytomX shall appoint one representative who possesses a general understanding of development, regulatory, manufacturing and commercialization matters to act as its respective alliance manager(s) for this relationship (an “Alliance Manager”). Each Party may replace its respective Alliance Manager at any time upon written notice to the other in accordance with this Agreement. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager. Each Alliance Manager will also be responsible for:

(a)
providing a primary single point of communication for any matters related to the collaboration or this Agreement;
(b)
ensuring awareness of the governance procedures and rules set forth herein and monitoring compliance therewith; and
(c)
identifying and raising disputes to the JRC for discussion in a timely manner.

The Alliance Managers shall have the right to attend all JRC meetings. In accordance with Section 2.2.3(c), each Alliance Manager may bring any matter to the attention of the JRC that such Alliance Manager reasonably believes requires the attention of the JRC. Within [***] days after the Effective Date, each Party shall appoint and notify the other Party in writing of the identity of such Party’s representative to act as its Alliance Manager under this Agreement.

2.2.3 Joint Research Committee.

(a)
Composition. The JRC shall be comprised of [***] named representatives of each Party (or such other number as the Parties may agree in writing) in addition to each Party’s Alliance Manager who are members ex-officio. The JRC will be led by a chairperson [***]. Within [***] days after the Effective Date, each Party shall designate by written notice to the other Party its initial representatives on the JRC (including its Alliance Manager). Each Party may replace one or more of its representatives, in its sole discretion, effective upon written notice to the other Party of such change.

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(b)
Function and Powers of the JRC. The JRC shall, consistent with the terms and conditions set forth in this Agreement, and subject to Section 2.2.5:
(i)
coordinate the Parties’ activities under this Agreement;
(ii)
[***], recommend a Product from a Collaboration Program as a Licensed Product for Development;
(iii)
define each Collaboration Program, and approve (A) each Work Plan for each Collaboration Program and any amendments thereto in accordance with Section 3.2, and review progress against the goals in such plans and budgets;
(iv)
oversee the implementation of each Work Plan for each Collaboration Program and Product and review and serve as a forum for discussion of the results of the activities being carried out thereunder;
(v)
serve as an information-sharing forum for Preclinical Research Data for each Product;
(vi)
review and discuss proposals on any material changes to any Work Plan; and
(vii)
perform any and all tasks and responsibilities that are expressly attributed to the JRC under this Agreement.
(c)
Meetings.
(i)
The JRC shall meet at least [***] per [***] or more or less often as otherwise agreed by the Parties. The chairperson of the JRC shall be responsible for calling meetings on reasonable prior notice. Each Party shall use reasonable efforts to make all proposals for agenda items and to provide all appropriate information with respect to such proposed items reasonably in advance (at least [***] Business Days if reasonably practicable) of the applicable meeting. Each Alliance Manager may require topics to be included for the agenda for JRC meetings (to the extent within the scope of the JRC) by forwarding such topics and relevant information to the JRC chairperson. The Alliance Managers shall prepare and circulate the minutes of each meeting for review and approval of the JRC. The JRC shall agree on the minutes of each meeting as promptly as practicable following such meeting.
(ii)
Representatives of the Parties on the JRC may attend meetings by telephone, videoconference or in person. At least [***] JRC meeting per year shall be held in person, unless the Parties otherwise mutually agree.
(iii)
As appropriate (subject to the discretion of the chairperson of the JRC, with approval not to be unreasonably withheld, conditioned or delayed), and provided that not less than [***] Business Days’ prior written notice has been given to the other Party, Third Parties may attend JRC meetings as observers; provided, however, that a Party shall not bring a Third Party to a meeting without the other Party’s prior written consent; and provided further, however, that each such Third Party (x) shall not vote or otherwise participate in the decision-making process of the JRC, and (y) shall be bound by obligations of confidentiality and non-disclosure, and obligations to assign inventions, consistent with those set forth in Article 8 and Article 12.

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(iv)
Each Party may also call for special meetings of the JRC with reasonable prior written notice to the other Party (it being agreed that at least [***] Business Days shall constitute reasonable notice) to resolve particular matters requested by such Party and within the decision-making authority of the JRC. Each Party shall be responsible for all of its own expenses incurred in connection with participating in all meetings.

2.2.4 Cooperation. Each Party shall provide the JRC such information as required under this Agreement or as otherwise reasonably requested by the other Party and reasonably available to such Party to enable the other Party to perform its obligations under this Agreement, in each case relating to the progress against the goals or performance of activities under each Work Plan.

2.2.5 Decisions. The JRC shall [***]. The JRC shall operate [***]. The representatives of each Party shall have [***]. The JRC shall review and discuss the matters before it in good faith such that the perspectives of each Party’s representatives on the JRC are given due consideration. If the JRC [***] or a dispute arises that cannot be resolved within the JRC, [***]; provided that [***]. For avoidance of doubt, [***].

2.2.6 Exceptions. [***].

2.2.7 Authority. The JRC shall have only the powers assigned expressly to it in this Section 2.2 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement. In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JRC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. For the avoidance of doubt, JRC rights to discuss, comment, review or monitor (and other similar activities) shall not require any Party or designee thereof to act or be bound in any respect by such discussion, comment, review, or monitoring.

2.2.8 Discontinuation of JRC. The JRC shall continue to exist until [***].

Section 2.3
Subcontracting. Each Party may engage its Affiliates, or Third Party subcontractors (including contract research organizations and contract manufacturing organizations) to perform its obligations under this Agreement; provided that JRC approval shall be required for any subcontractor that CytomX may seek to use from time to time unless such subcontractor is set forth on Exhibit E (but only for the services specifically indicated for such listed subcontractor). Any subcontractor to be engaged by a Party to perform such Party’s obligations set forth in this Agreement will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity. The activities of any such subcontractors will be considered activities of such subcontracting Party under this Agreement. The subcontracting Party will be responsible for ensuring compliance by any such subcontractors with the terms of this Agreement, as if such subcontractors are such Party hereunder. Each subcontract shall be in writing and shall contain obligations, on the part of the applicable subcontractor, consistent with this Agreement, including Article 8 and Article 12, with respect to confidentiality and non-use and the assignment of, or the grant of equivalent rights under, all Patent Rights, Know-How including Inventions, and other intellectual property rights

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that such subcontractor may develop or acquire by reason of work performed under this Agreement. Each subcontracting Party will conduct, and will cause its Affiliates and other subcontractors, if any, to conduct, the relevant activities in accordance with such subcontracting Party’s commitments hereunder.
Section 2.4
Information Sharing. Each Party shall provide the other Party with copies of all Preclinical Research Data and any material and relevant toxicology and safety data generated during IND enabling toxicology studies relating to any and all Collaboration Programs or Products at the frequency set forth in the applicable Work Plan or as may otherwise be requested by the JRC, to the extent necessary for the other Party to provide any support expressly requested by such Party under this Agreement or as otherwise reasonably required for a Party to perform its obligations or exercise its rights under this Agreement. All Preclinical Research Data generated under this Agreement shall be deemed Regeneron’s Confidential Information; provided that CytomX (or its Affiliates) may use such Preclinical Research Data for the purpose of performing its obligations or exercising its rights under this Agreement. Without limiting the foregoing, CytomX has the right (but not the obligation) to share with a Third Party the Preclinical Research Data to which it was granted a license by Regeneron under Section 4.1.3, subject to the terms and conditions of Article 12 and in furtherance of CytomX’s (a) internal research purposes or (b) external partnering purposes, [***]. Notwithstanding anything to the contrary in the foregoing, the CytomX Platform Technology, CytomX Platform Improvements IP, CytomX Know-How and Tools shall be Confidential Information of CytomX, and CytomX shall be deemed the disclosing Party thereof for purposes of Article 12.
Section 2.5
Exclusivity.

2.5.1 From the Effective Date until expiration of the applicable Royalty Term, [***].

2.5.2 In addition, [***].

Section 2.6
If a Party undergoes a Change of Control involving an entity that is conducting research, development or commercialization activities for a product that would otherwise be prohibited pursuant to Section 2.5 if such activities were performed by a Party (the “Relevant Product”), this Agreement shall continue in full force and effect, and neither Party shall be obligated to divest such Relevant Product or its interests in Products under the Collaboration Program relevant to such Relevant Product, provided that the affected Party’s activities under this Agreement are segregated from the activities of the counterparty to such Change of Control with respect to such Relevant Product, and further provided that after any such Change of Control, the affected Party shall adopt reasonable procedures by the Parties to prevent disclosure or use of Confidential Information of the other Party to the affected Party’s Affiliates or personnel who are conducting activities with respect to such Relevant Product, and any other actions reasonably necessary to protect the Parties’ respective interests under this Agreement with respect to the relevant Collaboration Program.

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Article 3.
Preclinical RESEARCH activities
Section 3.1
Selection of Products.

3.1.1 The Parties have agreed upon the Initial Collaboration Programs as of the Effective Date. At any time during the Program Selection Period, Regeneron shall have the option to nominate up to [***] additional Collaboration Programs, each focused on identifying Products which may include a combination of particular [***] for inclusion under this Agreement (such Collaboration Program, an “Additional Collaboration Program,” and such option, an “Additional Collaboration Program Option”).

3.1.2 Regeneron shall submit each proposed Tumor Target and Effector Moiety combination for a potential Additional Collaboration Program to the Gatekeeper. The Gatekeeper will determine the Availability of such Tumor Target and Effector Moiety combination in accordance with the following procedure. CytomX and the Gatekeeper shall maintain an up-to-date list of Tumor Targets and Effector Moieties that are not Available, until the Program Selection Period expires. Prior to nominating a Tumor Target and Effector Moiety combination, Regeneron’s Alliance Manager shall notify CytomX’s Alliance Manager via email of Regeneron’s intent to submit a Tumor Target and Effector Moiety combination to the Gatekeeper. CytomX shall have up to [***] Business Days after such notification by Regeneron’s Alliance Manager to confirm that the Gatekeeper’s list of Tumor Targets and Effector Moieties that are not Available is current (and shall inform Regeneron’s Alliance Manager promptly upon such confirmation). Regeneron shall notify the Gatekeeper in writing via email on a confidential basis of its intention to determine whether one or more Tumor Targets and Effector Moieties are Available, at which point the Gatekeeper shall provide written notice to Regeneron via email as to whether such proposed Tumor Target(s) and Effector Moiety(ies) is Available or not Available, but the identity of such proposed Tumor Target and Effector Moiety shall not be disclosed to CytomX. If such proposed Tumor Target and Effector Moiety are both Available, and Regeneron wishes to select such proposed Tumor Target and Effector Moiety combination for an Additional Collaboration Program, it shall notify CytomX in writing of its selection within [***] Business Days (the “Additional Collaboration Program Notice”). Upon CytomX’s receipt of an Additional Collaboration Program Notice from Regeneron, such Additional Collaboration Program shall be deemed a Collaboration Program under this Agreement, and the Product Selection Period for such Additional Collaboration Program will commence. If any such proposed Tumor Target and Effector Moiety combination is determined by the Gatekeeper not to be Available, then Regeneron shall have the option to continue to nominate (or request CytomX nominate) another proposed Tumor Target and Effector Moiety combination until the expiration or termination of the Program Selection Period or exhaustion of Regeneron’s rights under this Section 3.1. If [***] is designated as a Tumor Target with any Effector Moiety, the Parties agree that [***].

3.1.3 Before the expiration of [***], Regeneron may select one or more Products from such Collaboration Program to become Licensed Products and to Initiate GLP Toxicology Studies for such Product(s).

Section 3.2
Work Plans. The Parties shall finalize a Work Plan for each Additional Collaboration Program in accordance with Section 2.2.3(b), as set forth in this Section 3.2. Each Work Plan shall identify at least one potential Product for each Collaboration Program and

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describe the Preclinical Research to be conducted by each Party and the Preclinical Research Data to be generated as may be required to [***] with respect to each such Product. For clarity, nothing herein shall limit the number of potential Products per Collaboration Program that may be subject to Preclinical Research in a Work Plan. Unless otherwise agreed by the Parties, within [***] of CytomX’s receipt of the Additional Collaboration Program Notice from Regeneron, CytomX shall provide to Regeneron a draft Work Plan and a proposed Preclinical Research Budget. Regeneron shall have [***] to review and comment on the draft Work Plan and to review and approve the proposed Preclinical Research Budget prior to CytomX’s submission of such Work Plan to the JRC for review and approval. For clarity, if Regeneron does not approve the proposed Preclinical Research Budget within the [***] review period, CytomX shall not submit such proposed Preclinical Research Budget to the JRC for review. The JRC shall review each Work Plan (including, for clarity, the corresponding Preclinical Research Budget) on a regular basis, and in no event less frequently than [***] each Calendar Year. In preparing and approving each Work Plan or update thereto, the Parties and the JRC shall take into account (a) any experience gained from the initial or any subsequent Work Plan (with successful past Work Plans being repurposed to the extent reasonable to do so in light of the then-existing circumstances), and (b) any CytomX resource constraints or timeline constraints (subject to the use of Commercially Reasonable Efforts to resolve such constraints as promptly as practicable) that may result from multiple Additional Collaboration Programs being added pursuant to Section 3.1 within [***] period of one another (it being understood and agreed that CytomX’s constraints shall be measured in light of CytomX’s using Commercially Reasonable Efforts to complete such Work Plan).
Section 3.3
Preclinical Research for Collaboration Programs. During the applicable Preclinical Research Term, CytomX shall use Commercially Reasonable Efforts to conduct the Preclinical Research activities for the Products in each Collaboration Program in accordance with the applicable Work Plan. CytomX’s obligations to conduct Preclinical Research activities shall cease, in any event, upon disbandment of the JRC.
Section 3.4
Material Transfer. To facilitate the Preclinical Research or any Development activities hereunder, either Party may (and following identification of a Licensed Product, CytomX shall, with respect to any materials produced or held on behalf of CytomX pursuant to the Work Plan related to such Licensed Product) provide to the other Party certain materials (including biological materials or chemical compounds, or cell lines to produce Products), Controlled by such Party for use by the other Party in furtherance of the other Party’s Preclinical Research obligations or any Development activities under this Agreement (such materials provided hereunder are referred to, collectively, as “Materials”). The Materials shall in any case include, at Regeneron’s request, the items set forth on Exhibit F. Except as otherwise expressly provided under this Agreement, all such Materials delivered to the other Party shall remain the sole property of the supplying Party, and the receiving Party shall ensure that such Materials shall be used only in furtherance of the exercise of rights or performance of obligations under this Agreement and in accordance with this Agreement, shall be used solely under the Control of the other Party and shall not be used or delivered to or for the benefit of any Third Party, except for permitted subcontractors as set forth in 2.2.8 or to Sublicensees, without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects, in each case unless otherwise specifically contemplated hereunder), and will be used in compliance with all applicable Laws. Delivery of the Materials shall be FCA (at the location

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specified by the supplying Party) Incoterms 2020, with the costs of shipping and insurance to be borne by the shipping Party. The provision of Materials to the receiving Party hereunder does not grant such Party any rights other than those specifically granted in this Agreement. Except as expressly set forth herein, THE MATERIALS ARE PROVIDED WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY, EXCEPT AS SET FORTH IN ARTICLE 9.
Article 4.
LICENSE GRANT
Section 4.1
License Grants.

4.1.1 Preclinical Research Licenses. On a Collaboration Program-by-Collaboration Program basis, during the applicable Preclinical Research Term, subject to the terms and conditions of this Agreement, Regeneron hereby grants and shall grant to CytomX a non-exclusive, worldwide, royalty-free license under the Regeneron IP solely as necessary for CytomX to conduct the Preclinical Research set forth in each Work Plan under this Agreement during the Program Selection Period and the Product Selection Period. On a Collaboration Program-by-Collaboration Program basis, during the applicable Preclinical Research Term, subject to the terms and conditions of this Agreement, CytomX hereby grants and shall grant Regeneron a non-exclusive, royalty-free license under the CytomX IP that is necessary or reasonably useful for Regeneron to conduct the Preclinical Research and any other Regeneron obligations set forth in each Work Plan under this Agreement during the Term. For clarity, CytomX does not grant to Regeneron any rights under the Tools but CytomX will perform any research requiring the practice of such Tools itself under this Agreement.

4.1.2 License Grants to Regeneron. Subject to the terms and conditions of this Agreement, CytomX hereby grants and shall grant to Regeneron an exclusive (even as to CytomX and its Affiliates, except as expressly set forth in this Agreement and subject to CytomX and its Affiliates retaining the non-exclusive rights reasonably necessary or useful to perform CytomX’s obligations under this Agreement and any Work Plan) royalty-bearing, sublicensable (but only in accordance with Section 4.2), license under the CytomX IP to Exploit Licensed Products in the Licensed Field in the Territory during the Term. Notwithstanding the foregoing, the CytomX Know-How shall be sublicensable only in connection with the rights of Regeneron with respect to Products and not with respect to any other products or services. Notwithstanding anything to the contrary in Section 4.1.1 or elsewhere in this Agreement, [***].

4.1.3 Data License Grant to CytomX. Subject to the terms and conditions of this Agreement, Regeneron hereby grants CytomX a non-exclusive, royalty-free license, under Regeneron’s interest in the Preclinical Research Data (but excluding any data solely related to Regeneron Background Technology), as set forth in Section 2.4.

4.1.4 [***] Activities. Outside of the activities conducted pursuant to this Agreement, Regeneron shall not (a) make or use any [***] shared with Regeneron pursuant to this Agreement except as part of a Product, and (b) under any circumstances optimize or modify any [***] provided to Regeneron under this Agreement.

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Section 4.2
Sublicenses.

4.2.1 Preclinical Research Activities. Each Party shall have the right to grant one or more sublicenses under the licenses granted to such Party under Section 4.1, in full or in part, by means of written agreement to Affiliates or Third Parties (with the right to sublicense through multiple tiers), without the prior written consent of the other Party, for the performance of such Party’s Preclinical Research activities. As a condition precedent to and requirement of any such sublicense: (a) such Party will continue to be responsible for full performance of such Party’s obligations under this Agreement and will be responsible for all actions of such Sublicensee as if such Sublicensee were such Party hereunder; (b) such Party’s grant of any sublicense will not relieve such Party or its Affiliates from any of its obligations under this Agreement; and (c) such Party will provide the other Party with a copy of such sublicense promptly, but within [***], after the grant of such sublicense, provided that such Party may redact such copy at its discretion to remove financial terms and any other information that is not relevant to this Agreement (provided that financial terms may be provided on a confidential basis to a third party auditor only for purposes of confirming amounts payable hereunder pursuant to any audit in accordance with this Agreement).

4.2.2 Development, Manufacturing and Commercialization. Regeneron shall have the right to grant one or more sublicenses under the licenses granted to Regeneron under Section 4.1, in full or in part, by means of written agreement to Affiliates or Third Parties (with the right to sublicense through multiple tiers), without the prior written consent of CytomX, for the performance of Regeneron’s Development, Manufacturing and Commercialization activities related to Licensed Products or for the performance of any other activities related to the Exploitation of a Licensed Product. As a condition precedent to and requirement of any such sublicense: (a) Regeneron shall furnish a redacted copy of such sublicense agreement to CytomX; (b) any such permitted sublicense shall be consistent with and subject to the terms and conditions of this Agreement (including for the avoidance of doubt, that if sales by such Sublicensee are included in Net Sales hereunder, such Sublicensee shall permit audit rights with respect to its reporting of Net Sales that are consistent with those given by Regeneron hereunder with respect to its sales included in Net Sales); (c) Regeneron will continue to be responsible for full performance of its obligations under this Agreement and will be responsible for all actions of such Sublicensee as if such Sublicensee were Regeneron hereunder; and (d) Regeneron’s grant of any sublicense will not relieve Regeneron or its Affiliates from any of its obligations under this Agreement.

Section 4.3
No Other Rights. No right or license under any Patent Rights, Know-How, or other intellectual property rights of a Party is granted or shall be granted by implication to the other Party, and each Party covenants not to practice or use any Patent Rights, Know-How, or other intellectual property rights of the other Party except pursuant to the licenses expressly granted in this Agreement or any other written agreement between the Parties.
Section 4.4
Retained Rights. Notwithstanding anything to the contrary in this Agreement, CytomX shall retain the right to [***].

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Article 5.
Regulatory Matters
Section 5.1
Regeneron Responsibilities. Regeneron will be solely responsible for (and as between the Parties, Regeneron shall have the sole right with respect to) the preparation, submission and maintenance of all Regulatory Filings and obtaining all Marketing Approvals with respect to Licensed Products. CytomX will cooperate with Regeneron, at Regeneron’s reasonable request and at Regeneron’s sole cost and expense, with respect to any regulatory matters related to Licensed Products for which Regeneron is responsible hereunder. Regeneron will own all right, title and interest in and to any and all Regulatory Filings and Marketing Approvals directed to Licensed Products and all such Regulatory Filings and Marketing Approvals will be held in the name of Regeneron or its designee. CytomX will execute all documents and take all actions as are reasonably requested by Regeneron, at Regeneron’s expense, to vest such title in Regeneron or such designee, as applicable.
Section 5.2
Safety Data. Regeneron shall not unreasonably withhold consent to any request by CytomX that Regeneron provide CytomX with [***].
Article 6.
Development, manufacture, and commercialization matters
Section 6.1
General. Regeneron shall have the sole right to Develop (including, for the avoidance of doubt, file an IND), Manufacture, and Commercialize [***] Licensed Products from each Collaboration Program at its cost and expense. [***]. CytomX shall cooperate with Regeneron and shall provide Regeneron, at Regeneron’s cost and expense, with reasonable continued support as needed for the submission of the applicable INDs for the Collaboration Programs or Licensed Products and Manufacturing activities at the agreed-upon FTE Rate. [***], Regeneron shall provide CytomX with a written summary of any material Development (including a summary of material safety data as required to comply with applicable Law, or by a Regulatory Authority) and Commercialization activities (including the filing for and receipt of Regulatory Approval or anticipated achievement of regulatory or sales milestones for a Licensed Product in any Major Market) resulting from Regeneron’s, its Affiliates’ or Sublicensees’ Development and Commercialization of any Licensed Products under this Agreement, at least [***]. All such reports and any such information shall be [***].
Section 6.2
Diligence. For each Licensed Product, Regeneron shall use Commercially Reasonable Efforts to Develop, seek Marketing Approval of, and, upon obtaining such Marketing Approval, Commercialize such Licensed Product in each of the Major Market countries. Regeneron may satisfy its diligence obligations directly and/or through one or more Affiliates and/or a reputable Sublicensee.
Article 7.
FEES, ROYALTIES, & PAYMENTS
Section 7.1
Upfront Payment. Within [***] days after delivery of an invoice on or after the Effective Date, Regeneron shall pay to CytomX a [***] for a total of Thirty Million Dollars ($30,000,000).
Section 7.2
Additional Collaboration Program Option. If Regeneron exercises the Additional Collaboration Program Option pursuant to Section 3.1.1, and Regeneron provides an

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Additional Collaboration Program Notice pursuant to Section 3.1.2 with respect to the relevant Additional Collaboration Program, then after CytomX receives such Additional Collaboration Program Notice for such Additional Collaboration Program and within [***] days of Regeneron’s receipt of an invoice from CytomX, Regeneron shall pay CytomX a [***].
Section 7.3
Milestone Payments.

7.3.1 Regeneron shall pay to CytomX one-time milestone payments (“Milestone Payments”) following the first achievement by or on behalf of Regeneron of the corresponding milestone events as set forth in the following tables (“Milestone Events”): (i) for each Milestone Event set forth in the table titled “Development and Regulatory Milestone Events,” on a Licensed Product-by-Licensed Product basis, with respect to any Licensed Product, and (ii) for each Milestone Event set forth in the table titled “Commercial Milestone Events,” on a Collaboration Program-by-Collaboration Program basis, with respect to Licensed Products within such Collaboration Program. Regeneron shall report to CytomX its achievement of each Milestone Event no later than [***] days after the end of the Calendar Quarter of such achievement of such Milestone Event; provided that Regeneron shall use good faith efforts to inform CytomX of any Development and Regulatory Milestone Event within [***] Business Days following achievement of such Milestone Event. Regeneron shall pay to CytomX the Milestone Payment for any achieved Milestone Event within [***] days after receipt of an invoice from CytomX.

Development and Regulatory Milestone Events

[***]	[***]
	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

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Commercial Milestone Events

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

7.3.2 If a Milestone Event is achieved prior to the achievement of the preceding Milestone Event for the same Licensed Product set forth in the relevant chart (i.e., if a lower-listed Milestone Event is achieved before or at the same time as a Milestone Event that is listed higher up in the relevant chart), then upon achievement of the relevant Milestone Event, all preceding Milestone Events for such Licensed Product set forth in the relevant chart shall become due and payable if not previously paid for that or another Licensed Product or Collaboration Program, as applicable under Section 7.3.1.

Section 7.4
Royalties.

7.4.1 Royalties. Subject to the provisions of this Section 7.4, Regeneron shall pay to CytomX, on a Licensed Product-by-Licensed Product and country-by-country basis, royalties on annual Net Sales of Licensed Products during the applicable Royalty Term, calculated as set forth in Section 7.4.3. Royalties will be payable on a Calendar Quarter-by-Calendar Quarter basis and any such payments shall be made within [***] days after Regeneron’s receipt of an invoice from CytomX for such Calendar Quarter’s Net Sales based on the Regeneron sales report provided as set forth in Section 7.8.1 below.

7.4.2 Royalty Term. Regeneron’s obligation to pay royalties with respect to a Licensed Product in a particular country shall commence upon the First Commercial Sale of such Licensed Product in such country and shall expire on a country-by-country and Licensed Product-by-Licensed Product basis on the latest of [***] (the “Royalty Term”).

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7.4.3 Royalty Rates. The royalty rates payable under Section 7.4.1 shall be calculated as follows with respect to each Licensed Product:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

7.4.4 Royalty Reduction.

(a)
On a country-by-country and Licensed Product-by-Licensed Product basis, in the event that (a) the Exploitation of a Licensed Product is not Covered by a Valid Claim of a CytomX Patent or Collaboration Patent in such country and (b) Regulatory Exclusivity has expired for such Licensed Product in such country, then the royalty rates set forth in Section 7.4.3 with respect to Net Sales for such Licensed Product in such country for such Calendar Quarter shall be reduced by [***] for the remainder of the Royalty Term.
(b)
On a country-by-country and Licensed Product-by-Licensed Product basis, if Regeneron, its Affiliate or Sublicensee is required to obtain a license under a Patent Right owned by a Third Party that claims the CytomX Platform Technology to avoid infringing such Patent Right by the Exploitation of a Product, then [***]. If Regeneron, its Affiliate or Sublicensee is required to pay any Losses, costs or expenses in connection with a Third Party Platform Loss or is required to obtain a license under a Patent Right owned by a Third Party as a result of a Third Party Platform Loss, then [***].
(c)
On a country-by-country and Licensed Product-by-Licensed Product basis, if Regeneron, its Affiliate or Sublicensee is required to obtain a license under a Patent Right owned by a Third Party to avoid infringing such Patent Right by the Exploitation of a Product, and such license is not addressed in subsection (b), then Regeneron may [***], provided that in no event shall the royalties payable pursuant to Section 7.4.3 with respect to Net Sales for such Licensed Product in such country for such Calendar Year be reduced by reason of such offset by more than [***].

7.4.5 Maximum Reduction. The maximum aggregate reduction with respect to any Licensed Product in any country during any Calendar Quarter pursuant to Section 7.4.4 shall be capped at [***] of the amount of the royalty that would be payable in respect of Net Sales in such country under Section 7.4.3, prior to any such reductions, and any unused portions of the reduction shall be carried-forward in future Calendar Quarters.

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Section 7.5
Invoicing. All payments made under this Agreement shall require an invoice to be sent by the receiving Party to the paying Party and all invoices required to be submitted under this Agreement shall be addressed to:

If Regeneron is the paying Party:

Regeneron Pharmaceuticals, Inc.

[***].

If CytomX is the paying Party:

CytomX Therapeutics, Inc.

[***]

Section 7.6
Method of Payment; Offset. Unless otherwise agreed by the Parties, all payments due from the paying Party under this Agreement shall be paid in U.S. Dollars by wire transfer or electronic funds transfer of immediately available funds to an account designated by the non-paying Party. Subject to any specific limitations on offset set forth herein, Regeneron shall have the right to offset any undisputed monetary payments that are payable, but that remain unpaid after the later of the due date thereof or the final resolution of any dispute related thereto, against any payments owed by Regeneron, if any, under this Agreement.
Section 7.7
Currency Conversion. All sums due under this Agreement shall be payable in U.S. Dollars. In those cases where the amount due in Dollars is calculated based upon one or more currencies other than Dollars, such amounts shall be converted to Dollars using the average of the buying and selling exchange rate for conversion of the applicable foreign currency into Dollars, using the average of the daily spot rates (the “Mid Price Close” found on Bloomberg (or any successor thereto), or any other source as agreed to by the Parties) over the period to which the payment relates.
Section 7.8
Reports; Records; Preclinical Research Costs; and Audits.

7.8.1 Regeneron Sales Reports. After the First Commercial Sale of the first Licensed Product by Regeneron and until expiration or termination of this Agreement, Regeneron shall prepare and (within [***] days after the end of each Calendar Quarter) deliver to CytomX reports of the sale of Licensed Products by Regeneron or its Affiliates, and their respective Sublicensees for each Calendar Quarter together with the corresponding royalty payment or other consideration to be paid to CytomX, specifying on a Licensed Product-by- Licensed Product and country-by-country basis, a detailed and itemized calculation of Net Sales. All such information and reports shall be treated as Regeneron’s Confidential Information pursuant to the terms of Article 12.

7.8.2 Records. Regeneron will keep complete and accurate records of all royalty, milestone and other payments required under this Agreement, for a period of [***] years after the end of the Calendar Year in which such payment was due. Regeneron shall require its Affiliates, and its and their respective Sublicensees to retain and provide to Regeneron all records of payments

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that Regeneron would be required to keep as if sales of Licensed Products by such Affiliates or Sublicensees were sales of Licensed Products by Regeneron, to enable CytomX to audit such records pursuant to this Section 7.8.

7.8.3 Preclinical Research Costs. Regeneron shall be responsible for the payment of the Preclinical Research Costs that are set forth in the approved Preclinical Research Budget for each Work Plan and that are actually incurred by CytomX in connection with Preclinical Research performed under this Agreement. [***]. Within [***] days after the end of each Calendar Quarter, CytomX shall provide Regeneron with a good faith reasonable estimate of its Preclinical Research Costs actually incurred in such prior Calendar Quarter and within [***] days after the end of each Calendar Quarter, CytomX shall provide Regeneron with a detailed, written report of its Preclinical Research Costs actually incurred in such prior Calendar Quarter, such reporting specifying the Preclinical Research activities actually performed, the Preclinical Research FTE Costs and Preclinical Research Out-of-Pocket Expenses actually incurred for such Preclinical Research activities. Within [***] days after the end of each Calendar Quarter, CytomX shall invoice Regeneron for its Preclinical Research Costs actually incurred in such prior Calendar Quarter. Regeneron shall pay any undisputed amounts [***] days after receipt of such invoice. CytomX shall cooperate with any reasonable request of Regeneron to confirm the information in any such invoice(s). All Preclinical Research Budgets in each Work Plan shall specify the Preclinical Research FTE Costs and the Preclinical Research Out-of-Pocket Expenses required for CytomX to perform its activities under such Work Plan. CytomX will keep complete and accurate records of its Preclinical Research Costs with respect to each Product and each Collaboration Program for a period of [***] years after the end of the Calendar Year in which such Preclinical Research Costs were incurred in accordance with Accounting Standards.

7.8.4 Audits. Each Party (the “Auditing Party”) shall have the right (at its own cost and expense), upon no less than [***] days’ advance written notice to have the books and records of the other Party and its Affiliates (the “Audited Party”) maintained pursuant to this Agreement audited by an independent “Big Four” (or equivalent) accounting firm of its choosing under reasonable appropriate confidentiality provisions, for the sole purpose of verifying the accuracy of all costs and expenses incurred, financial, accounting and numerical information reported and calculations provided hereunder, including Net Sales, Preclinical Research Costs subject to reimbursement, and any other payments made under this Agreement. Such audits shall be conducted at reasonable times during normal business hours, shall be limited to once per Calendar Year and shall not be conducted for any Calendar Year ending more than [***] prior to the date of such request. The results of any such audit shall be delivered in writing to each Party simultaneously and shall be final and binding upon the Parties, unless disputed in good faith by a Party. If the Audited Party or its Affiliates have underpaid or over billed an amount due under this Agreement resulting in a cumulative discrepancy of amounts incurred during the period subject to such audit of more than the greater of [***] or [***] from the accurate amounts the Audited Party shall also reimburse the Auditing Party for the fees charged by the accountants for such audit for such period (with the cost and expense of the audit to be paid by the Auditing Party in all other cases). Such accountants shall not reveal to the Auditing Party the details of its review, except whether the amounts paid or billed are correct or not, and the specific details concerning any discrepancies, including the amount. If any examination or audit of the records described above discloses an overpayment or underpayment of amounts due hereunder, then unless the result of the audit is contested, (i) the Party that underpaid shall pay any amounts due plus, if such

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underpayment is the underpaying Party’s fault, interest thereon at the interest rate as calculated in Section 7.9 below and accruing from the date of such underpayment, or (ii) the Party that received an overpayment shall refund such overpayment plus, if such overpayment is the fault of the Party refunding such payment, interest thereon at the at the interest rate as calculated in Section 7.9 below and accruing from the date of such overpayment, in each case ((i) and (ii)) within [***] days after receipt of the written results of such audit notwithstanding the language regarding interest accrual on disputed payments in Section 7.9 below. Except as otherwise provided herein, all of a Party’s costs and expenses and other financial determinations with respect to this Agreement shall be determined in accordance with Accounting Standards, as generally and consistently applied.

Section 7.9
Late Payments. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on [***], calculated at the annual rate of the sum of (a) [***]; provided, however, that in no event shall such annual interest rate exceed the maximum rate permitted by Law. Each such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of any Party to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment, including termination of this Agreement as set forth in Article 13. With respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.
Section 7.10
Taxes.

7.10.1 It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of any value-added tax, sales tax, consumption taxes or other similar taxes (“Indirect Taxes”), which shall be added thereon as applicable. Where an Indirect Tax is properly added to a payment made under this Agreement, the Party making the payment will pay the amount of Indirect Tax only upon receipt of a valid tax invoice issued in accordance with the Laws and regulations of the jurisdiction in which the Indirect Tax is chargeable.

7.10.2 Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly under this Agreement. In the event a Party is required by applicable Law to deduct and withhold taxes on any payment to the other Party, the Party making such payment shall deduct and withhold the amount of such taxes for the account of the other Party to the extent required by applicable Laws and the amount payable to the other Party shall be reduced by the amount of taxes deducted and withheld. The paying Party shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to the other Party an official tax certificate or other evidence of such withholding sufficient to enable such other Party to claim such payment of taxes (to the extent there is reasonably available such certificate or other evidence to allow the claim of such payment of taxes). If a Party deducts and withholds taxes on any payment to the other Party pursuant to applicable Law and pays such taxes to the proper Governmental Authority, the amount of such deduct and withholding shall be treated for all purposes of this Agreement as paid to the other Party, except to the extent otherwise provided in Section 7.10.3. The Party making payments shall use reasonable efforts to provide email notice to the other Party of any such deductions or withholdings, and shall cooperate with the other Party to lawfully reduce such deductions or withholdings, including by cooperating to execute and file any forms or certificates reasonably

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required to claim such reduction. If a Governmental Authority determines that the payor under-withheld from any payment made to payee pursuant to this Agreement, payee shall be liable to payor for the amount under-withheld, together with any interest and penalties imposed with respect to such under-withholding; payor shall have the right (x) to offset such amount against any future payment obligations to the payee under this Agreement, (y) to invoice the payee for such amount (which shall be payable by the payee within [***] days of its receipt of such invoice) or (z) to pursue indemnification from payee by any other available remedy.

7.10.3 If a Party is required to deduct and withhold taxes on any payment to the other Party and such withholding obligation arises as a result of any action by the paying Party that has the effect of modifying the tax treatment of the Parties hereto (including any assignment or sublicense, or any failure on the part of the paying Party to comply with applicable Law or filing or record retention requirements) (a “Withholding Tax Action”), then the sum payable by the paying Party (in respect of which such deduction withholding is required to be made) shall be increased to the extent necessary to ensure that the other Party actually receives, as appropriate, a sum equal to the sum that it would have received had no such Withholding Tax Action occurred; provided, however, that no such increase shall apply to the extent such increase would have resulted (i) from a change in applicable Law increasing the applicable withholding tax rate, which change occurs after the Effective Date, or (ii) in circumstances where actions or inactions of the Party receiving such payment or any of its Affiliates cause a change in the applicable withholding tax rate, for example, the failure of the Party receiving such payment to timely provide to the paying Party any documents required to be provided pursuant to Section 7.10.4.

7.10.4 Each Party shall cooperate with the other and furnish the other Party with any documents that may be reasonably necessary for the paying Party to determine whether to withhold tax on payments (including but not limited to Internal Revenue Service Forms W-9 or applicable Forms W-8) or to withhold tax at a reduced rate under applicable Law. Without limiting the foregoing, each Party agrees to make reasonable efforts to lawfully minimize any such taxes, assessments and fees and to claim on the other Party’s behalf the benefit of any available treaty on the avoidance of double taxation that applies to any payments hereunder to such other Party.

Article 8.
Intellectual property
Section 8.1
Intellectual Property Ownership.

8.1.1 Background IP. Except as expressly set forth herein, as between the Parties, each Party is and shall remain the owner of all of its Background IP that it owns as of the Effective Date or that it develops or acquires thereafter pursuant to activities independent of this Agreement.

8.1.2 Collaboration IP. [***].

8.1.3 CytomX Platform Improvements IP. CytomX shall solely own all right, title and interest in and to any and all CytomX Platform Improvements IP arising under this Agreement, including any Patent Rights with respect thereto and the right to pursue the same. Regeneron hereby assigns to CytomX all right, title and interest in and to any such CytomX Platform Improvements IP; provided, that if such assignment is prohibited by applicable Law, then Regeneron shall grant, and hereby does grant, to CytomX, a perpetual, irrevocable, exclusive (even as to Regeneron), worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses

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through multiple tiers, under such CytomX Platform Improvements IP. Regeneron will cooperate with CytomX to execute any agreements, instruments and documents as may be reasonably required to perfect CytomX’s right, title and interest in and to such CytomX Platform Improvements IP.

8.1.4 Regeneron Background Improvements IP. Regeneron shall solely own all right, title and interest in and to any and all Regeneron Background Improvements IP arising under this Agreement, including any Patent Rights with respect thereto and the right to pursue the same. CytomX hereby assigns to Regeneron all right, title and interest in and to any such Regeneron Background Improvements IP; provided, that if such assignment is prohibited by applicable Law, then CytomX shall grant, and hereby does grant, to Regeneron, a perpetual, irrevocable, exclusive (even as to CytomX), worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under such Regeneron Background Improvement IP. CytomX will cooperate with Regeneron to execute any agreements, instruments and documents as may be reasonably required to perfect Regeneron’s right, title and interest in and to such Regeneron Background Improvements IP.

8.1.5 Joint IP. The Parties shall jointly own all Know-How, including Inventions, and intellectual property rights therein that arise under the Agreement and are not otherwise allocated to be owned solely by one party pursuant to Section 8.1.2, Section 8.1.3, or Section 8.1.4 (“Joint IP”), including any Patent Rights with respect thereto (“Joint Invention Patents”) and the right to pursue the same therein. Subject to the licenses and obligations set forth in this Agreement, each Party has the right to practice, license, sublicense, assign, transfer and otherwise exploit such Party’s interest in the Joint IP (including Joint Invention Patents) for any and all purposes on a worldwide basis without restriction, and without the consent of and without a duty of accounting to the other Party. Each Party will grant and hereby does grant all permissions, consents and waivers with respect to, and all licenses under, such Party’s interest in the Joint IP, throughout the world, necessary to provide the other Party with the foregoing rights. For those countries where a specific license is required for a joint owner of a Joint IP to practice such Joint IP in such countries, each Party hereby grants to the other Party a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, under the granting Party’s right, title and interest in and to all Joint IP to practice such Inventions.

8.1.6 Data Ownership. [***] shall solely own any and all Preclinical Research Data generated under the Agreement. Ownership of any other data arising from the performance of activities and each Party’s responsibilities under the Agreement shall be deemed Know-How and treated as set forth in this Section 8.1.

8.1.7 Disclosure; Further Assurances. Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates, and Sublicensees to so disclose any Inventions. Each Party shall cause its Sublicensees and Affiliates, and their respective employees, consultants, agents, or independent contractors to so assign to such Party, such person’s or entity’s right, title and interest in and to the foregoing, and all Patent Rights or other intellectual property rights therein, as is necessary to enable such Party to fully effect the ownership of the foregoing, as provided in this Agreement. Each Party shall also include provisions in its relevant agreements with Third Parties performing activities on its behalf pursuant to this Agreement, that effect the intent of this Article 8. Each Party shall execute and deliver all documents reasonably required to evidence or record any assignment pursuant to this Agreement if such Party is unable, after making reasonable inquiry, to obtain assistance of such other Party with respect to any such document.

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Each Party shall, and shall cause its Sublicensees and Affiliates, and their respective employees, consultants, agents, or independent contractors to, cooperate with the other Party and take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect such other Party’s right, title and interest in and to Inventions, and all Patent Rights or intellectual property rights therein, as set forth in this Section 8.1.

Section 8.2
Patent Prosecution and Maintenance.

8.2.1 CytomX Patents. CytomX will be solely responsible, [***], for preparing, filing, prosecuting (including provisional, reissue, reexamination, continuing, divisional, continuation, continuation-in-part, and substitute applications and any foreign counterparts thereof), and maintaining all CytomX Patents, and conducting any interferences and oppositions or similar proceedings relating to any CytomX Patents. CytomX will [***].

8.2.2 Regeneron Patents. Regeneron will be solely responsible, [***], for preparing, filing, prosecuting (including provisional, reissue, reexamination, continuing, divisional, continuation, continuation-in-part, and substitute applications and any foreign counterparts thereof), and maintaining all Regeneron Patents, and conducting any interferences and oppositions or similar proceedings relating to any Regeneron Patents. CytomX acknowledges and agrees that [***].

8.2.3 Collaboration Patents. [***] will [***], for preparing, filing, prosecuting (including provisional, reissue, reexamination, continuing, divisional, continuation, continuation-in-part, and substitute applications and any foreign counterparts thereof), and maintaining all Collaboration Patents and conducting any interferences and oppositions or similar proceedings relating to any such Collaboration Patents.

8.2.4 Joint Invention Patents. [***] will have the first right, [***], for preparing, filing, prosecuting (including provisional, reissue, reexamination, continuing, divisional, continuation, continuation-in-part, and substitute applications and any foreign counterparts thereof), and maintaining all Joint Invention Patents, and conducting any interferences and oppositions or similar proceedings relating to any Joint Invention Patents. [***] shall provide regular updates to [***] regarding the prosecution of such applications and will consider in good faith any recommendations by [***] regarding the prosecution, status and maintenance of Joint Invention Patents. In the event [***] declines to prosecute or maintain any Joint Invention Patent before all appeals within the respective patent office have been exhausted (each, an “Abandoned Joint Invention Patent Right”), then: (i) [***] shall provide [***] with reasonable notice of such decision so as to permit [***] to decide whether to file, prosecute or maintain such Abandoned Joint Invention Patent Rights and to take any necessary action (which notice shall, in any event, be given no later than [***] days prior to the next deadline for any action that may be taken with respect to such Abandoned Joint Invention Patent Right with the U.S. Patent & Trademark Office or any foreign patent office); (ii) [***], at [***], may assume control of the filing, prosecution or maintenance of such Abandoned Joint Invention Patent Rights; (iii) [***] shall have the right, at its expense, to transfer the responsibility for such filing, prosecution and maintenance of such Abandoned Joint Invention Patent Rights to patent counsel (outside or internal) selected by [***]; and (iv) [***] shall, at [***] reasonable request and at [***], assist and cooperate in the filing, prosecution and maintenance of such Abandoned Joint Invention Patent Rights.

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8.2.5 Inventor’s Remuneration. Each Party shall be solely responsible for any remuneration that may be due to such Party’s inventors under any applicable inventor remuneration Laws.

Section 8.3
Patent Term Extensions. The Parties will cooperate with each other in gaining Patent Right term extension (including supplementary protection certificates for Collaboration Patents) to the extent applicable to Products; provided that, in the case of any disagreement, Regeneron will have the final decision-making authority as to such term extension and the discretion with respect to any application for such term extension.
Section 8.4
Defense and Settlement of Third Party Claims; Licensed Third Party Patents.

8.4.1 If any Product Exploited under this Agreement becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action. Unless the Parties otherwise agree in writing, [***] shall have the right to control the defense of such claim, [***]. [***] shall not enter into any settlement of any claim described in this Section 8.4 that admits to the invalidity or unenforceability of any [***] (or otherwise affects the scope, validity or enforceability of such Patent Right), incurs any financial liability on the part of [***] or requires an admission of liability, wrongdoing or fault on the part of [***] without [***] written consent. In any event, [***] shall reasonably assist [***] and cooperate in any such litigation at [***] request and expense.

8.4.2 If, after the Effective Date, either Party identifies a Patent Right or other intellectual property right of a Third Party that may be necessary for the Exploitation of any Licensed Product (“Third Party Patent Rights”), then such Party shall promptly notify the other Party thereof in writing (“Third Party Patent Rights Notice”), and the Parties shall promptly meet to discuss in good faith whether to enter into a license or other agreement with respect to such a Patent or other intellectual property right and the allocation of any to-be-incurred financial obligations with respect thereto, in accordance with this Section 8.4.2. [***] shall have the first right to enter into any such license or other agreement with a Third Party to obtain rights to any such Third Party Patent Rights that may be reasonably useful or necessary for either Party to perform its obligations under this Agreement or [***]. [***] shall have the first right (but not the obligation) to obtain a license to any Third Party intellectual property that directly relates to the [***]. In pursuing or obtaining any such license, [***]. In the event [***] to the Exploitation of a Licensed Product.

Section 8.5
Third Party Defense or Counterclaim.

8.5.1 If a Third Party asserts, as a defense or as a counterclaim in any infringement action under Section 8.7 that any CytomX Patent, Collaboration Patent, Joint Invention Patent, or Regeneron Patent is invalid or unenforceable, then the Party defending such infringement action shall promptly give written notice to the other Party. Each Party shall reasonably cooperate with the other Party in any such action.

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8.5.2 With respect to the [***], [***] shall respond to such defense and use Commercially Reasonable Efforts to defend against such counterclaim (as applicable) and, if [***] is pursuing the applicable infringement action under Section 8.7, [***] shall allow [***] to control such response or defense (as applicable). Any costs and expenses with respect to such response or defense against such counterclaim shall be borne by [***].

8.5.3 With respect to the [***], [***] shall respond to such defense and defend against such counterclaim (as applicable) and, if [***] is pursuing the applicable infringement action under Section 8.7, [***] shall allow [***] to control such response or defense (as applicable). Any costs and expenses with respect to such response or defense against such counterclaim shall be borne by [***]. Notwithstanding the foregoing, if [***] fails to assume such defense in respect to any [***], [***] or its Affiliate or Sublicensee shall have the right to defend against such action or claim [***].

Section 8.6
Third Party Declaratory Judgment or Similar Action.

8.6.1 If a Third Party asserts, in a declaratory judgment action or similar action or claim filed by such Third Party, that any Regeneron Patent, Collaboration Patent, Joint Invention Patent, or CytomX Patent is invalid or unenforceable, then the Party first becoming aware of such action or claim shall promptly give written notice to the other Party. Each Party shall reasonably cooperate with the other Party in any such action.

8.6.2 [***] shall defend against such action or claim against a [***]. [***] shall defend against such action or claim against a [***]. Any costs and expenses with respect to such defense with respect to such Patent Rights shall be borne by the Party defending such action. Notwithstanding the foregoing, if [***] fails to assume such defense in respect to any [***] or its Affiliate or Sublicensee shall have the right to defend against such action or claim. For clarity, [***].

Section 8.7
Enforcement.

8.7.1 Notice of Infringement. The Parties shall inform each other promptly of any infringement or colorable cause of action for infringement of any Patent Right within the Collaboration Patents, Joint Invention Patents, CytomX Patents or Regeneron Patents that claim the composition of matter of, methods of making, formulation, or methods of using any Product.

8.7.2 CytomX Enforcement. CytomX shall have the sole right to enforce the CytomX Patents at its sole cost. CytomX shall not have any right to enforce any Regeneron Patent or Collaboration Patent. CytomX shall at all times keep Regeneron informed as to the status of such enforcement pursuant to this Section 8.7.2. CytomX may, at its own expense, institute suit against any infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Section 8.7.5. Regeneron shall reasonably cooperate in any such litigation at CytomX’s expense. CytomX shall not enter into any settlement of any claim described in this Section 8.7.2 that [***].

8.7.3 Regeneron Enforcement. Regeneron shall have the sole right to enforce the Regeneron Patents [***]. Regeneron shall not have any right to enforce any CytomX Patent. Regeneron shall at all times keep CytomX informed [***]. Regeneron may, at its own expense,

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institute suit against any infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Section 8.7.5. CytomX shall reasonably cooperate in any such litigation at Regeneron’s expense. Regeneron shall not enter into any settlement of any claim described in this Section 8.7.3 [***]. In the event that [***]. CytomX shall not enter into any settlement of any claim described in this Section 8.7.3 that [***].

8.7.4 Progress Reporting. The Party initiating or defending any enforcement action under this Section 8.7 (the “Enforcing Party”) shall keep the other Party reasonably informed of the progress of any such enforcement action, and such other Party shall have the individual right to participate with counsel of its own choice at its own expense.

8.7.5 Allocation of Recoveries. Except as otherwise expressly provided herein, the costs and expenses of the Party bringing suit under this Section 8.7 shall be borne by such Party, and any damages, settlements or other monetary awards recovered shall be shared as follows: [***].

Section 8.8
Biosimilars. Notwithstanding the provisions of Section 8.6 or Section 8.7, if either Party receives notice of any Biosimilar Application or a copy of a Biosimilar Application referencing a Biosimilar Product or a Product, whether or not such notice or copy is provided under any applicable Laws, or otherwise becomes aware that such a Biosimilar Application has been submitted to a Regulatory Authority for Marketing Approval, such Party will promptly, but in any event within [***] Business Days, notify the other Party. If either Party receives any equivalent or similar communication or notice in the United States or any other jurisdiction, the Party receiving such communication or notice will within [***] Business Days notify the other Party of such communication or notice to the extent permitted by applicable Laws. For purposes of such Biosimilar Application:

8.8.1 Regeneron will designate, to the extent permitted by applicable Law, the outside counsel and in-house counsel who will receive confidential access to the Biosimilar Application, information regarding the process or processes used to manufacture the product that is the subject of the Biosimilar Application, and any related confidential information pursuant to 42 U.S.C. § 262(l)(1)(B)(ii).

8.8.2 [***] will have the sole right to (a) list any [***], as required pursuant to 42 U.S.C. § 262(l)(3)(A) or 42 U.S.C. § 262(l)(7), (b) respond to any communications with respect to such lists from the filer of the Biosimilar Application, (c) negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange other than that specified in 42 U.S.C. § 262(l)(1), and (d) as to the [***] that will be subject to the litigation procedure as described in 42 U.S.C. § 262 (l)(4), decide which [***] will be selected for litigation under 42 U.S.C. § 262 (l)(5)(B)(i)(II), and commence such litigation under 42 U.S.C. § 262(l)(6). After consultation with [***] and upon [***] consent, [***] as required pursuant to 42 U.S.C. § 262(l)(3)(A) or 42 U.S.C. § 262(l)(7). If [***] is required pursuant to applicable Law to execute any of these tasks it will do so in accordance with [***]. [***] will cooperate with [***] reasonable requests in connection with the foregoing activities to the extent required or permitted by applicable Laws.

8.8.3 Each Party will within [***] Business Days after receiving any notice of commercial marketing provided by the filer of a Biosimilar Application to [***] pursuant to 42

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U.S.C. § 262(l)(8)(A), notify the other Party. To the extent permitted by applicable Law, [***] will have the first right, but not the obligation, to seek an injunction against such commercial marketing as permitted pursuant to 42 U.S.C. § 262(l)(8)(B) and to file an action for infringement. If required pursuant to applicable Law, upon [***] request, [***] will assist in seeking such injunction or filing such infringement action after consulting with [***]. Except as otherwise provided in this Section 8.8, any such action will be subject to the other terms and conditions of Section 8.6 or Section 8.7 as applicable.

Section 8.9
Product Trademarks.

8.9.1 Ownership and Prosecution of Product Trademarks. Regeneron shall own all right, title, and interest to all trademarks, trade dress, slogans, branding and logos and any other indicia of origin of ownership, whether registered or unregistered, including the goodwill associated specifically with each Product (collectively, “Product Trademarks”) in the Territory, and shall be solely responsible for the selection, registration, prosecution, and maintenance thereof. All costs and expenses of registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by Regeneron. CytomX shall provide, at Regeneron’s sole cost and expense, assistance and documents reasonably requested by Regeneron in support of its prosecution, registration, and maintenance of the Product Trademarks.

8.9.2 Enforcement of Product Trademarks. Regeneron shall have the sole right and responsibility for taking such action as Regeneron deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory. Regeneron shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 8.9.2 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

8.9.3 Third Party Claims. Regeneron shall have the sole right and responsibility for defending against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Product in the Territory. Regeneron shall bear the costs and expenses relating to any defense commenced pursuant to this Section 8.9.3 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

8.9.4 Notice and Cooperation. CytomX shall provide to Regeneron prompt written notice of any actual, potential, or threatened infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party, promptly after becoming aware of the foregoing. CytomX agrees to cooperate fully with Regeneron, at Regeneron’s sole cost and expense, with respect to any enforcement action or defense commenced pursuant to this Section 8.9.

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Article 9.
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 9.1
Mutual Representations and Warranties. Each Party represents and warrants to the other Party, as of the Effective Date, that:
(a)
it is duly incorporated and validly existing, in the case of CytomX, under the Laws of the State of Delaware, and in the case of Regeneron, the Laws of the State of New York, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
(b)
it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;
(c)
this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate action and do not and will not: (x) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or violate any material applicable Law or (y) require any consent or approval of its stockholders or similar action;
(d)
all necessary consents, approvals and authorizations of all Governmental Authorities and other persons or entities required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained;
(e)
no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee in connection with this Agreement or the transactions contemplated hereby based on arrangements made by it or on its behalf; and
(f)
it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement.
Section 9.2
Additional CytomX Representations and Warranties. CytomX represents and warrants to Regeneron that, as of the Effective Date:
(a)
CytomX has full Control, legal or beneficial title and ownership of, or an exclusive license to, the CytomX Patents listed on Exhibit B (the “Existing Patents”) as is necessary to grant the licenses (or sublicenses) to Regeneron to such CytomX Patents that CytomX purports to grant pursuant to this Agreement;
(b)
CytomX has the Control and rights necessary to grant the licenses to Regeneron under CytomX Know-How that CytomX purports to grant pursuant to this Agreement and, to CytomX’s knowledge, as of the Effective Date, CytomX has the right to (i) use all CytomX Know-How in the conduct of the Preclinical Research and (ii) permit Regeneron to use the CytomX Know-How in the conduct of its Exploitation activities under this Agreement;
(c)
[***], no claim or action has been brought or, to CytomX’s knowledge, threatened by any Third Party alleging that (i) the Existing Patents are invalid or unenforceable,

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(ii) use of the Existing Patents or CytomX Know-How as contemplated herein infringes or misappropriates or would infringe or misappropriate any right of any Third Party, (iii) the Exploitation of the Products as contemplated herein does or will violate, infringe, misappropriate or otherwise conflict or interfere with, any patent or other intellectual property or proprietary right of any Person, and (iv) no Existing Patents are the subject of any interference, opposition, cancellation or other protest proceeding;
(d)
[***], no claim or action has been brought or, to CytomX’s knowledge, threatened by any Third Party alleging that (i) the CytomX Patents are invalid or unenforceable, (ii) use of the CytomX Platform Technology or CytomX Patents as contemplated herein infringes or misappropriates or would infringe or misappropriate any right of any Third Party and (iii) the CytomX Patents are not the subject of any interference, opposition, cancellation or other protest proceeding;
(e)
the Existing Patents are being diligently prosecuted in the respective patent offices in the Territory in accordance with applicable Law. The Existing Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payments (subject to any available extensions), except as would not have a material adverse effect on the validity or enforceability of any of the Existing Patents;
(f)
each of the Existing Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the Laws of the jurisdiction in which each such Existing Patent is issued or such application is pending;
(g)
to CytomX’s knowledge, (i) the conception, development and reduction to practice of the Existing Patents and CytomX Know-How existing as of the Effective Date and licensed to Regeneron pursuant to this Agreement have not constituted or involved the misappropriation of any trade secret of any Third Party;
(h)
performance or completion by CytomX of any Preclinical Research within the scope of activities set forth in the initial Work Plan as of the Effective Date does not require any materials, technology or intellectual property that would require any royalty obligation to a Third Party;
(i)
to CytomX’s knowledge, no Third Party, including any current or former employee or consultant of CytomX, is infringing or misappropriating, is threatening to infringe or misappropriate, or has infringed or misappropriated any Existing Patents and CytomX Know-How existing as of the Effective Date;
(j)
each employee of or independent contractor engaged by CytomX who was an inventor of Inventions claimed in the Existing Patents or any CytomX Know-How has assigned and has executed an agreement assigning its entire right, title and interest in and to such Existing Patents and CytomX Know-How to CytomX;
(k)
to CytomX’s knowledge, no current officer, employee, agent or consultant of CytomX or any of its Affiliates is in violation of any term or any assignment or other agreement regarding the protection of Patent Rights or proprietary information of CytomX or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with CytomX;

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(l)
the CytomX Know-How that constitutes a material trade secret of CytomX has been the subject of reasonable steps by CytomX to maintain its confidentiality;
(m)
to CytomX’s knowledge, no material breach of a confidentiality obligation to CytomX with respect to any material CytomX Know-How that constitutes a trade secret of CytomX has been committed by any Third Party;
(n)
to CytomX’s knowledge, there are no amounts that will be required to be paid to a Third Party based on sales of any Products (other than for ordinary course service agreements), as a result of the Exploitation of such Products in accordance with this Agreement that arise out of any agreement to which CytomX or any of its Affiliates is a party, and no such agreement will result in any Third Party obtaining any interest in, or any right to assert any claim in or with respect to, any rights granted to Regeneron under this Agreement;
(o)
the inventions claimed or covered by the Existing Patents (i) were not conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (ii) are not a “subject invention” as that term is described in 35 U.S.C. § 201(f) and (iii) are not otherwise subject to the provisions of the Bayh-Dole Act;
(p)
neither CytomX nor any of its Affiliates is researching or Exploiting a Competing Product; and
(q)
[***].
Section 9.3
Covenants.
(a)
Employees, Consultants and Contractors. Each Party covenants that it has obtained or will obtain written agreements from each of its employees, consultants, contractors, agents and Sublicensees who perform research or development activities pursuant to this Agreement or otherwise participate in the Exploitation of Products pursuant to this Agreement, which agreements will obligate such persons to obligations of confidentiality and non-use and to assign Inventions in a manner consistent with the provisions of this Agreement.
(b)
Debarment. Each Party represents, warrants and covenants to the other Party that it is not debarred, excluded, disqualified, or the subject of disbarment, exclusion or disqualification proceedings under the U.S. Food, Drug and Cosmetic Act or comparable Laws in any country or jurisdiction other than the U.S. and, to its knowledge, does not, and will not during the Term knowingly, employ or use, directly or indirectly, including through Affiliates or Sublicensees, the services of any person who is debarred, excluded, disqualified, or the subject of disbarment, exclusion or disqualification proceedings in connection with activities relating to any Product. In the event that either Party becomes aware of the debarment, exclusion or disqualification or threatened debarment, exclusion or disqualification of any person providing services to such Party, directly or indirectly, including through Affiliates or Sublicensees, which directly or indirectly relate to activities contemplated by this Agreement, such Party shall promptly notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.

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(c)
Compliance. Each Party shall comply with applicable Law in the course of performing its obligations or exercising its rights pursuant to this Agreement. Neither Party (nor any of their Affiliates) shall be required under this Agreement to take any action or to omit to take any action otherwise required to be taken or omitted by it under this Agreement if the taking or omitting of such action, as the case may be, could in its reasonable opinion violate any settlement, consent order, corporate integrity agreement, or judgment to which it may be subject from time to time during the Term. Notwithstanding anything to the contrary in this Agreement, neither Party nor any of its Affiliates shall be required to take, or shall be penalized for not taking, any action that such Party reasonably believes is not in compliance with applicable Law.
(i)
Each Party agrees, on behalf of itself and its officers, directors, employees, Affiliates and agents, that, in connection with the matters that are the subject of this Agreement, and the performance of its obligations hereunder: (A) it will comply with the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable Law relating to or concerning public or commercial bribery or corruption (collectively, “Anti-Bribery and Anti-Corruption Laws”) and its applicable anti-corruption policies (“Anti-Corruption Policies”), and will not take any action that will cause the other Party or its Affiliates to be in violation of any such laws or policies; (B) it will not, directly or indirectly, pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give or authorize the giving of anything of value to any Public Official or Entity for the purpose of influencing the acts of such Public Official or Entity to induce them to use their influence with any Governmental Authority, or obtaining or retaining business or any improper advantage in connection with this Agreement, or that would otherwise violate any Anti-Bribery and Anti-Corruption Laws or Anti-Corruption Policies; and (C) it will not directly or indirectly solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Bribery and Anti-Corruption Laws or the Anti-Corruption Policies.
(ii)
Each Party will keep and maintain accurate books, accounts, invoices and reasonably detailed records in connection with the performance of its obligations under, and payments made in connection with, this Agreement, including all records required to establish compliance with the provisions of this Section 9.3(c), until the later of (A) [***] after the end of the period to which such books and records pertain or (B) the expiration of the applicable statute of limitations (or any extension thereof).
(iii)
If either Party requests that any other Party complete a compliance certification certifying compliance with this Section 9.3(c), which request shall occur no more than [***] in the [***] that a Party makes such request and [***] per [***] thereafter, such other Party shall promptly complete and deliver such compliance certification truthfully and accurately. If either Party requests, in connection with a corporate integrity agreement or similar arrangement with a Governmental Authority, that any other Party complete a compliance certification certifying adherence to and compliance with such other Party’s code of conduct and compliance program with respect to such other Party’s activities under this Agreement, which request shall occur no more than [***] per [***], such other Party shall cooperate with the first Party to promptly complete and deliver such compliance certification truthfully and accurately, and should there be reasonable additional requests of such other Party as a result of a corporate integrity agreement or similar arrangement with a Governmental Authority of the requesting Party, such other Party shall comply with such requests.

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(iv)
In the event that a Party has a good faith reason to believe that the other Party may be in breach or violation of any representation, warranty or undertaking in this Section 9.3(c), such Party shall have the right to conduct an examination and audit of relevant books and records of the other Party and, during the pendency of such examination, to suspend any obligations on the part of such Party to the other Party. In the event that a Party becomes aware, whether or not through audit, that the other Party is in breach of or in violation of any representation, warranty or undertaking in this Section 9.3(c), then that Party shall have the right to take such steps as are reasonably necessary in order to avoid a violation or continuing violation of the Anti-Bribery and Anti-Corruption Laws, including by requesting such additional representations, warranties, undertakings and other provisions including a further audit as it believes in good faith are reasonably necessary.
(d)
No Grant of Conflicting Rights. Neither Party nor any of its respective Affiliates will, during the Term, enter into any agreements or grant any right, title or interest to any Person that is inconsistent with the rights and licenses granted to the other Party hereunder, and each Party will maintain and keep in full force and effect all agreements necessary to perform its obligations, and grant the rights granted to the other Party, hereunder.
Section 9.4
Additional CytomX Covenants.
(a)
Encumbrances. CytomX will not and will cause its Affiliates not to, without the prior written consent of Regeneron, encumber or diminish the rights granted to Regeneron hereunder or any portion of the CytomX IP with liens, charges or encumbrances that would adversely affect Regeneron’ ability to Exploit the Products in any material respect, or enter into, amend or modify any other agreement between CytomX or any of its Affiliates and a Third Party under which Regeneron is granted or requires a sublicense or other rights in order to perform under this Agreement, or Exploit any Product without limitation (subject only to the provisions of this Agreement).
(b)
Breach. CytomX will not, and will cause its Affiliates not to, breach or fail to perform in any material respect under any agreement under which Regeneron is granted a sublicense or other rights in order to perform under this Agreement or to Exploit any Product without limitation, such that Regeneron’s sublicense or other rights in order to perform under this Agreement or to Exploit any Product without limitation are affected.
Section 9.5
Further Assurances and Transaction Approvals. Upon the terms and subject to the conditions hereof, each of the Parties will use Commercially Reasonable Efforts to (a) take, or cause to be taken, all actions necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective this Agreement, (b) obtain from the requisite Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and (c) make all necessary filings, and thereafter make any other advisable submissions, with respect to this Agreement required to be made under applicable Law. The Parties will cooperate with each other in connection with the making of all such filings.
Section 9.6
Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 9, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR

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PURPOSE, NON-INFRINGEMENT, OR VALIDITY OF PATENT CLAIMS. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING THE SUCCESS OR POTENTIAL SUCCESS OF THE EXPLOITATION OF THE PRODUCTS IN THE LICENSED FIELD.
Article 10.
INDEMNIFICATION
Section 10.1
Indemnity.

10.1.1 By CytomX. CytomX agrees to defend Regeneron, its Affiliates, and each of their respective directors, officers, employees and agents (the “Regeneron Indemnified Parties”), at CytomX’s cost and expense, and will indemnify and hold Regeneron and the other Regeneron Indemnified Parties harmless from and against any claims, losses, costs, damages, fees or expenses (including reasonable legal fees and expenses) (collectively, “Losses”) in connection with any claims, actions, demands, suits or proceedings brought by a Third Party (including product liability claims) (a “Third Party Claim”) to the extent arising out of or resulting from [***]; except, in each of (a) through (c), to the extent such Losses result from any of clauses (a) through (c) of Section 10.1.2 below.

10.1.2 By Regeneron. Regeneron agrees to defend CytomX, its Affiliates and their respective directors, officers, employees and agents (the “CytomX Indemnified Parties”), at Regeneron’s cost and expense, and will indemnify and hold CytomX and the other CytomX Indemnified Parties harmless from and against any Losses in connection with any Third Party Claims to the extent arising out of or resulting from [***]; except, in each of (a) through (c), to the extent such Losses result from any of clauses (a) through (c) of Section 10.1.1 above.

Section 10.2
Procedure.

10.2.1 Notice. The indemnified Party (“Indemnitee”) will promptly notify the indemnifying Party (“Indemnitor”) in writing of the assertion or the commencement of the relevant Third Party Claim; provided, however, that any failure or delay to notify shall not excuse any obligation of the Indemnitor, except to the extent the Indemnitor is actually prejudiced thereby. Such notice must contain a description of the claim and the nature and amount of any Losses (to the extent that the nature and the amount of such Losses is known at such time). The Indemnitee shall furnish promptly to the Indemnitor copies of all papers and official documents received in respect of any Losses and Third Party Claims.

10.2.2 Control of Defense. The Indemnitee hereby grants the Indemnitor the right to assert sole management and control, at the Indemnitor’s sole expense, of the defense of such Third Party Claim and its settlement; provided, however, that the Indemnitor shall not settle any such Third Party Claim without the prior written consent of the Indemnitee if such settlement does not include a complete release from liability or if such settlement would involve the Indemnitee undertaking an obligation (including the payment of money by the Indemnitee), would bind or impair the Indemnitee, or includes any admission of wrongdoing by the Indemnitee or that any intellectual property or proprietary right of Indemnitee or this Agreement is invalid, narrowed in scope or unenforceable. The assertion of the defense of a Third Party Claim by the Indemnitor shall not be construed as an acknowledgment that the Indemnitor is liable to indemnify the

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Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnitor of any defenses it may assert against the Indemnitee’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnitor may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnitor. In the event the Indemnitor assumes the defense of a Third Party Claim, except as provided in this Section 10.2.2, the Indemnitor shall not be liable to the Indemnitee for any legal expenses subsequently incurred by such Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim unless specifically agreed to in writing by the Indemnitor. In the event that it is ultimately determined that the Indemnitor is not obligated to indemnify, defend or hold harmless the Indemnitee from and against the Third Party Claim, the Indemnitee shall reimburse the Indemnitor for any Losses incurred by the Indemnitor in defense of the Third Party Claim. The Indemnitee shall have the right (at its own expense) to be present in person or through counsel at all legal proceedings giving rise to the right of indemnification. Notwithstanding the foregoing, the Indemnitee will have the right to employ separate counsel at the Indemnitor’s expense and to control its own defense of the applicable Third Party Claim if: (a) the employment thereof, and the assumption by the Indemnitor of such expense, has been specifically authorized by the Indemnitor in writing, (b) the Indemnitor has failed to assume the defense and employ counsel in accordance with this Section 10.2.2 (in which case, the Indemnitee shall control the defense), (c) there are or may be legal defenses available to the Indemnitee that are different from or additional to those available to the Indemnitor, or (d) in the reasonable opinion of counsel to the Indemnitee, a conflict or potential conflict exists between the Indemnitee and the Indemnitor that would make such separate representation advisable; provided that in no event will the Indemnitor be required to pay fees and expenses under this sentence for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. In such event, the Indemnitee shall not settle or compromise such Third Party claim without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld, conditioned or delayed. The Indemnitor shall not be liable for any settlement, compromise or other voluntary disposition of a Loss by an Indemnitee that is reached without the written consent of the Indemnitor. Without limiting the general application of this Section 10.2.2, [***].

10.2.3 Cooperation. Regardless of whether the Indemnitor chooses to defend or prosecute any Third Party Claim, Indemnitee shall, and shall cause each other indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during Indemnitee’s normal business hours, and reasonable retention by the Indemnitee of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnitor shall reimburse the Indemnitee for all of its reasonable out-of-pocket expenses in connection therewith as set forth in Section 10.2.4.

10.2.4 Expenses. The reasonable and verifiable costs and out-of-pocket expenses, including costs, expenses, fees and disbursements of counsel, incurred by the Indemnitee pursuant to Section 10.2.3 shall be reimbursed on a monthly basis in arrears by the Indemnitor, without prejudice to the Indemnitor’s right to contest the Indemnitee’s right to indemnification and subject to refund in the event the Indemnitor is ultimately held not to be obligated to indemnify the Indemnitee.

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Article 11.
limitations of liability
Section 11.1
LIMITATION OF DAMAGES. EXCEPT [***], IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY WITH RESPECT TO THIS AGREEMENT FOR ANY PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUE, LOST PROFITS, OR LOST SAVINGS) HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY (INCLUDING CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), EVEN IF SUCH PARTY HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.
Section 11.2
Insurance. CytomX will, at its sole expense, procure and maintain during the Term, insurance policies consistent with the normal business practices of prudent biopharmaceutical companies of similar size and scope. Regeneron will have reasonable self-insurance during the Term sufficient to provide materially the same level and type of protection as that consistent with the normal business practices of prudent biopharmaceutical companies of similar size and scope. Such insurance will not create a limit to either Party’s liability hereunder.
Article 12.
CONFIDENTIALITY
Section 12.1
Confidential Information.

12.1.1 Confidential Information. Each Party (the “Receiving Party”) may receive during the course and conduct of activities under this Agreement, certain proprietary or confidential information of the other Party (the “Disclosing Party”) as furnished to the Receiving Party by or on behalf of the Disclosing Party. The term “Confidential Information” means all ideas and information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential or proprietary, which are transferred, disclosed or made available by Disclosing Party or at the request of Receiving Party, including any of the foregoing of Affiliates or Third Parties. Notwithstanding anything to the contrary in the foregoing, (a) any information to the extent including [***] shall be the [***] shall be deemed [***] for purposes of this Article 12, (b) any information to the extent including [***] shall be [***], and [***] shall be deemed [***] for purposes of this Article 12, (c) the [***] shall be the [***], and [***] shall be deemed [***] for purposes of this Article 12, (d) [***] shall be [***], and [***] shall be deemed to be [***] for purposes of this Article 12, and (e) any other information disclosed by or on [***] hereunder to [***] shall, for the avoidance of doubt, [***] for purposes of this Article 12.

12.1.2 Restrictions. During the Term and for [***] years thereafter (or, for any trade secret, for so long as the Disclosing Party maintains such trade secret as a trade secret as defined in the United States Defend Trade Secrets Act (USDTA Section 15(a) and under all other applicable Law), the Receiving Party will keep all of the Disclosing Party’s Confidential Information in confidence with the same degree of care with which the Receiving Party holds its own confidential information (but in no event less than a commercially reasonable degree of care). The Receiving Party will not use, directly or indirectly, the Disclosing Party’s Confidential Information for any purpose except in connection with the performance of its obligations and exercise of its rights under this Agreement. The Receiving Party has the right to disclose the Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent to the Receiving Party’s Affiliates and their employees, subcontractors, consultants or agents who

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have a need to know such Confidential Information in order to perform its obligations and exercise its rights under this Agreement and who are bound by restrictions on use and disclosure consistent with this Article 12. The Receiving Party will use diligent efforts to cause those entities and persons to comply with the restrictions on use and disclosure in this Article 12.1.2. The Receiving Party assumes responsibility for those entities and persons maintaining the Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein and the Receiving Party shall be liable for any breach by such entities or persons of the obligations set forth in this Article 12.

12.1.3 Exceptions. The Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to the extent that the Receiving Party can demonstrate that the Disclosing Party’s Confidential Information: (a) was known to the Receiving Party or any of its Affiliates prior to the time of disclosure without any obligation of confidentiality with respect to such information; (b) is or becomes public knowledge through no wrongful act, fault or omission of the Receiving Party or any of its Affiliates; (c) is subsequently obtained by the Receiving Party or any of its Affiliates from a Third Party not known by the Receiving Party after due inquiry to be under an obligation of confidentiality; (d) has been independently discovered or developed by employees, subcontractors, consultants or agents of the Receiving Party or any of its Affiliates without the aid, application or use of the Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records; or (e) was made public or was otherwise released from the restrictions set forth in this Agreement by express prior written consent of the Disclosing Party.

12.1.4 Permitted Disclosures. The Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(a)
in order to comply with applicable Law (including any securities law or regulation or the rules of a securities exchange or as a requirement in filing for an International Nonproprietary Name (INN) or the like) or with a legal or administrative proceeding, or in connection with prosecuting or defending litigation;
(b)
in connection with prosecuting and defending litigation, Marketing Approvals and other Regulatory Filings and communications, and filing, prosecuting and enforcing Patent Rights in connection with Receiving Party’s rights and obligations pursuant to this Agreement; and
(c)
in connection with [***];

provided, however, that with respect to Sections 12.1.4(a) or 12.1.4(b), where reasonably possible, the Receiving Party will notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed and the Receiving Party shall furnish only that portion of Confidential Information that the Receiving Party is advised by counsel is legally required to be disclosed.

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12.1.5 Use of Name. Except as expressly provided in this Agreement, neither Party shall mention or otherwise use the name, logo, trademark, service mark, registered design, or physical likeness of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) or any of such Party’s or its Affiliates respective officers, directors or employees in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance, which approval may be withheld at such Party’s sole discretion. The restrictions imposed by this Section 12.1.5 shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the Disclosing Party’s counsel, is required by Law (including any securities law or regulation or the rules of a securities exchange or as a requirement in filing for an International Nonproprietary Name (INN) or the like) or with a legal or administrative proceeding, or in connection with prosecuting or defending litigation; provided that such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon.

Section 12.2
Terms of this Agreement; Public Announcements.

12.2.1 The Parties agree that the terms of this Agreement will be treated as the Confidential Information of both Parties, and thus may be disclosed only as permitted by this Agreement. Except as required by Law or as permitted under Section 12.1.4, each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, which consent may be withheld, conditioned or delayed at such Party’s sole discretion. Notwithstanding the foregoing, a joint press release in the form attached hereto as Exhibit G shall be issued by the Parties on or as promptly as practicable after the Effective Date. Without limiting Section 12.1.4, the Parties agrees to seek reasonable and customary redactions in any filing of this Agreement with the SEC

12.2.2 Notwithstanding anything to the contrary in Section 12.1, CytomX may publicly announce the achievement and amount of any milestone entitling CytomX to receive a payment; provided that, except as permitted under Section 12.1, CytomX shall submit to Regeneron for prior review a draft of the proposed announcement and reasonably consider comments made by Regeneron and, to the extent practicable if so desired by Regeneron, the Parties shall coordinate the timing of any such release.

Section 12.3
Publication.

12.3.1 Subject to the requirements of this Article 12, Regeneron will have the sole right to publish and make scientific presentations, issue press releases (except with respect to the terms of this Agreement, which is governed by Section 12.2) or make other public disclosures with respect to [***] consistent with Regeneron’s publication policy. CytomX will not issue any such publications related to the [***] without Regeneron’s prior written consent, except as required by applicable Law or as otherwise permitted under this Agreement. Notwithstanding the foregoing, any such publication or presentation to be made by Regeneron that names CytomX will require the prior written consent of CytomX.

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12.3.2 Subject to the requirements of this Article 12, CytomX will have the sole right to publish and make scientific presentations, issue press releases (except with respect to the terms of this Agreement, which is governed by Section 12.2) or make other public disclosures with respect to [***] consistent with CytomX’s publication practices. Regeneron will not issue any such publications related to the [***] without CytomX’s prior written consent, except as required by applicable Law. Notwithstanding the foregoing, any such publication or presentation to be made by CytomX that names Regeneron will require the prior written consent of Regeneron.

12.3.3 Subject to the requirements of this Article 12, either Party shall have the right to publish and make scientific presentations, issue press releases (except with respect to the terms of this Agreement, which is governed by Section 12.2) or make other public disclosures with respect to [***] consistent with such Party’s publication practices. Notwithstanding the foregoing, any such publication or presentation to be made by a Party that names the other Party will require the prior written consent of such other Party.

12.3.4 The Party that is entitled under this Section 12.3 to make a publication or presentation (the “Publishing Party”) will deliver to the other Party (the “Non-Publishing Party”) a copy of the proposed written publication or outline of the presentation to be made by the Publishing Party at least [***] days in advance of submission (or, where a copy of such publication or presentation is not available at such time, a draft or outline of such publication or a description of such presentation), and the Non-Publishing Party will have the right to: (a) require a delay of submission of not more than [***] days to enable the filing of Patent Rights from information in such proposed publication or presentation in accordance with this Agreement; and (b) prohibit disclosure of any of the Non-Publishing Party’s Confidential Information in any such proposed publication or presentation. If the Non-Publishing Party has not provided any comments or otherwise exercised its rights as described in this Section 12.3.4 within [***] days of receiving a copy of such proposed written publication or outline of presentation, the Publishing Party shall be free to submit such publication or to orally disclose or publish the disclosed information in a manner consistent with this Article 12.

Section 12.4
Relationship to the Confidentiality Agreement. This Agreement supersedes the Confidential Disclosure Agreement; provided, however, that all “Confidential Information” disclosed or received by the Parties thereunder will be deemed “Confidential Information” hereunder and will be subject to the terms and conditions of this Agreement.

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Article 13.
TERM & TERMINATION
Section 13.1
Term. The term of this Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Article 13, shall continue in full force and effect, on a Licensed Product-by-Licensed Product and country-by-country basis, until expiration of the obligation to make payments under this Agreement with respect to each Licensed Product in each country (the “Term”).
Section 13.2
Termination by CytomX.

13.2.1 CytomX will have the right to terminate this Agreement in the event of any material breach by Regeneron of any terms and conditions of this Agreement [***]; provided, however, that CytomX has [***]; provided further, however, such termination will not be effective if such breach has been cured within [***] days after written notice thereof is given by CytomX to Regeneron specifying the nature of the alleged breach; provided further, however, if such breach (except for payment breaches) is not reasonably subject to cure within [***] days after receipt of written notice thereof, then Regeneron shall continue to use good faith efforts to cure such breach and shall have provided to CytomX a written plan intended to cure (and that Regeneron reasonably believes will cure) such breach as soon as reasonably practicable thereafter. Notwithstanding the foregoing in this Section 13.2.1, in the event of a good faith dispute as to whether a material breach by Regeneron allowing for termination hereunder has occurred, the foregoing cure period with respect thereto will be tolled pending final resolution of such dispute in accordance with the terms of this Agreement; provided, however, if such dispute relates to payment, such tolling of the cure period will only apply with respect to payment of the disputed amounts, and not with respect to any undisputed amount.

13.2.2 Notwithstanding Section 13.2.1, if the material breach and failure to cure otherwise meeting the termination standard set forth in Section 13.2.1 is (a) [***], CytomX shall not have the right to terminate this Agreement in its entirety but shall have the right to terminate this Agreement [***] or (b) with respect to Regeneron’s obligations under this Agreement with respect to any particular Collaboration Program, CytomX shall not have the right to terminate this Agreement in its entirety but shall have the right to terminate this Agreement solely with respect to such Collaboration Program.

13.2.3 CytomX will have the right to terminate this Agreement if, at any time, Regeneron: (a) files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Regeneron or of its assets, in each case that is not dismissed within [***] days after the filing thereof; (b) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within [***] days after the filing thereof; (c) passes a resolution for its winding up or proposes to be or is a party to any dissolution or liquidation; or (d) makes or will make an assignment of substantially all of its assets for the benefit of its creditors.

13.2.4 CytomX will have the right to terminate this Agreement immediately upon written notice to Regeneron if Regeneron or any of its Sublicensees or Affiliates initiates or asserts any CytomX Patent Challenge and fails to initiate rescission of such CytomX Patent Challenge

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within [***] Business Days after such written notice and thereafter fails to rescind such CytomX Patent Challenge within [***] days after such written notice. In the event any Sublicensee (or any Person acting on its behalf) of Regeneron initiates or asserts any CytomX Patent Challenge in any forum, Regeneron shall, upon written request by CytomX, immediately terminate the applicable sublicense agreement with such Sublicensee.

Section 13.3
Termination by Regeneron.

13.3.1 CytomX Breach. Regeneron will have the right to terminate this Agreement in the event of any material breach by CytomX of any terms and conditions of this Agreement [***]; provided, however, that Regeneron has [***]; provided further, however, that such termination will not be effective if such breach has been cured within [***] days after written notice thereof is given by Regeneron to CytomX specifying the nature of the alleged breach; provided further, however, if such breach is not reasonably subject to cure within [***] days after receipt of written notice thereof, then CytomX shall continue to use good faith efforts to cure such breach and shall have provided to Regeneron a written plan intended to cure (and that CytomX reasonably believes will cure) such breach as soon as reasonably practicable thereafter. Notwithstanding the foregoing in this Section 13.3.1, in the event of a good faith dispute as to whether a material breach by CytomX has occurred, the foregoing cure period with respect thereto will be tolled pending final resolution of such dispute in accordance with the terms of this Agreement; provided, however, if such dispute relates to payment, such tolling of the cure period will only apply with respect to payment of the disputed amounts, and not with respect to any undisputed amount.

13.3.2 Notwithstanding Section 13.3.1, if the material breach and failure to cure otherwise meeting the termination standard set forth in Section 13.2.1 is with respect to [***], Regeneron may, at its sole discretion, have the right to: [***].

13.3.3 CytomX Bankruptcy or Insolvency. Regeneron will have the right to terminate this Agreement if, at any time, CytomX: (a) files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of CytomX or of its assets, in each case that is not dismissed within [***] days after the filing thereof; (b) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within [***] days after the filing thereof; (c) passes a resolution for its winding up or proposes to be or is a party to any dissolution or liquidation; or (d) makes or will make an assignment of substantially all of its assets for the benefit of its creditors.

13.3.4 Other Termination. Regeneron may terminate this Agreement with respect to a given Collaboration Program or Licensed Product effective (a) upon [***] days’ written notice to CytomX in the event that Regeneron in good faith believes it is not advisable for Regeneron to continue to Develop or Commercialize any Licensed Products in such Collaboration Program, or (b) immediately upon written notice to CytomX in the event that CytomX or any of its Sublicensees or Affiliates, or any Person acting on CytomX’s behalf, initiates or asserts any Regeneron Patent Challenge and fails to initiate rescission of such Regeneron Patent Challenge within [***] Business Days after such written notice and thereafter fails to rescind such Regeneron Patent Challenge within [***] days after such written notice. In the event any Sublicensee (or any Person acting on its behalf) of CytomX initiates or asserts any Regeneron Patent Challenge in any forum, CytomX shall, upon written request by Regeneron, immediately terminate the applicable sublicense agreement with such Sublicensee.

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13.3.5 Discretionary Termination. Regeneron, in its sole discretion, may terminate this Agreement in its entirety effective as of any time after the [***] of the Effective Date upon delivery of at least [***] days’ prior written notice to CytomX.

Section 13.4
Effects of Expiration or Termination. Following the expiration of the Term, the grants to Regeneron in Section 4.1 shall (i) become exclusive, perpetual and irrevocable (and sublicensable through multiple tiers), [***] and (ii) become royalty-free. If this Agreement is terminated by Regeneron pursuant to Section 13.3.1, Section 13.3.3 or Section 13.3.4(b), the grants to Regeneron in Section 4.1 shall (i) become exclusive, perpetual and irrevocable (and sublicensable through multiple tiers), [***], (ii) in the case of any such termination (but not expiration of the Term) of all Collaboration Programs (if this Agreement is terminated in its entirety) or the applicable Collaboration Program or a Licensed Product (if this Agreement is partially terminated), milestone payments payable with respect to the applicable Licensed Product shall be reduced by [***] of the amounts that would have otherwise been due under Section 7.3, and the royalty rates set forth in Section 7.4.3 applicable to a Licensed Product shall be reduced by [***] following such termination until the expiration of the applicable Royalty Term. Upon termination by a Party, as applicable, under Section 13.2, Section 13.3.4(a) or Section 13.3.5 (or, to the extent this Agreement is terminated solely with respect to a particular jurisdiction pursuant to Section 13.2.2, or solely with respect to a Collaboration Program pursuant to Section 13.3.4(a), [***]:

13.4.1 Termination of Licenses and Sublicenses; Payments. Except as set forth herein, all relevant licenses and sublicenses granted under Article 4, as of the effective date of such termination, shall terminate automatically unless otherwise agreed by the Parties. All undisputed amounts due or payable to a Party hereunder that were accrued prior to the date of termination shall remain due and payable.

13.4.2 Destruction of Confidential Information and Materials. Each Party shall destroy or cause to be destroyed (or, at the other Party’s written request, return or cause to be returned) all Confidential Information of the other Party in the possession of such Party or its Affiliates or Sublicensees as of the effective date of expiration or termination (with the exception of one copy of such Confidential Information, which may be retained by the legal department of the Party that received such Confidential Information to confirm compliance with the nonuse and nondisclosure provisions of this Agreement), provided that each Party may retain and continue to use such Confidential Information of the other Party to the extent necessary to exercise any surviving rights, licenses or obligations under this Agreement. Notwithstanding the foregoing, a Party shall not be required to destroy any computer files created during automatic system back up that are subsequently stored securely by it and not readily accessible to its employees, consultants, or others who received Confidential Information under this Agreement. Each Party shall destroy or cause to be destroyed, or at the other Party’s option, return or cause to be returned to such other Party, all Materials of such other Party in its possession or its Affiliates’ or Sublicensees’ possession as of the effective date of expiration or termination.

Section 13.5
Reversion [***]. Upon termination by CytomX pursuant to Section 13.2 or by Regeneron pursuant to Section 13.3.5, within [***] days after the effective date of such termination, [***].

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Section 13.6
Remedies. Except as otherwise expressly provided herein, any termination in accordance with the provisions hereof shall not limit any remedies that may otherwise be available to a Party in law or equity.
Section 13.7
Survival. In addition to the expiration or termination consequences set forth in Section 13.4, Section 13.5, Section 13.6 and this Section 13.7, the following provisions will survive termination or expiration of this Agreement: Article 1, Article 10, Article 11 and Article 14, Section 4.1 and Section 4.2 (with respect to the license grants to Regeneron that expressly survive such termination or expiration in accordance with Section 13.4), Section 7.3 (in the case of a termination pursuant to Section 13.2, with respect to a milestone reached prior to the date of the notice of termination by CytomX, and in the case of any other termination or expiration, with respect to a milestone reached prior to the effective date of such expiration or termination, Section 7.4 (with respect to sales made before the effective date of such expiration or termination), Section 7.5 through Section 7.10 inclusive (with respect to periods with sales of Products made before the effective date of such expiration or termination), Section 8.1, Section 8.2, Section 8.4 through Section 8.9 (with respect to any action initiated prior to the effective date of such expiration or termination), Section 9.5, Section 9.6, Section 12.1, Section 12.2, Section 12.3 (with respect to any paper or presentation proposed, or any paper or presentation including data or results of clinical studies conducted, prior to the effective date of such expiration or termination). Termination or expiration of this Agreement are neither Party’s exclusive remedy and will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights and obligations will terminate upon termination or expiration of this Agreement.
Article 14.
MISCELLANEOUS
Section 14.1
Entire Agreement; Amendment. This Agreement and all Exhibits attached hereto or thereto, constitute the entire agreement between the Parties as to the subject matter hereof (and all references to this Agreement shall be deemed to include the Exhibits hereto). All prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings with respect to the subject matter of this Agreement, including the Confidential Disclosure Agreement, are hereby superseded and merged into, extinguished by and completely expressed by this Agreement. Neither of the Parties shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement. No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by Regeneron and CytomX.
Section 14.2
Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered

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to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement. All rights granted to either Party under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy case in which the other Party is the debtor.
Section 14.3
Independent Contractors. The relationship between Regeneron and CytomX created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties, including for all tax purposes. No such Party is a legal representative of the other Party, and no such Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Each such Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.
Section 14.4
Governing Law; Jurisdiction. This Agreement and its effect are subject to and shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws, except as to any issue which depends upon the validity, scope or enforceability of any Patent Right, which issue shall be determined in accordance with the laws of the country in which such patent was issued. Except to the extent otherwise set forth in Section 14.5, each of the Parties hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the courts of the State of New York located in the City of New York for any matter arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts, (b) waives any objection to the laying of venue of any matter arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York located in the City of New York, and (c) waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter shall be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by Law. Any proceeding brought by either Party under this Agreement shall be exclusively conducted in the English language.
Section 14.5
Dispute Resolution.

14.5.1 Disputes; Resolution by Executive Officers. The Parties recognize that disputes as to certain matters may from time to time arise during the Term that relate to decisions to be made by the Parties herein or to the Parties’ respective rights and/or obligations hereunder. Subject to Section 2.2.4 and Section 14.5.2, any disputes, controversies or claims that may arise between the Parties out of or in relation to or in connection with this Agreement shall be promptly presented to the Alliance Managers for resolution. If the Alliance Managers are unable to resolve such dispute within [***] Business Days after a matter has been presented to them, then upon the request of either Party by written notice, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the Executive Officers of each Party within [***] Business Days after receipt by the other Party of such written notice. If any such matter, other than a matter within the final decision-making authority of Regeneron, is not resolved within [***] Business Days following presentation to the Executive Officers, then either Party may invoke the provisions of Section 14.5.2.

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14.5.2 Litigation. Subject to Section 14.4, any dispute that is not resolved pursuant to Section 14.5.1 may be submitted for resolution by a court of competent jurisdiction.

14.5.3 Injunctive Relief. Nothing in this Section 14.5 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute if necessary to protect the interests of such Party. Each Party further acknowledges and agrees that the restrictions set forth in Section 2.5, Article 4, Article 8 and Article 12 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Article may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other post a bond or other security as a condition for obtaining any such relief. For the avoidance of doubt, nothing in this Section 14.5.3 shall otherwise limit either Party’s opportunity to cure a material breach as permitted in accordance with Article 13.

14.5.4 Patent and Trademark Disputes. Notwithstanding Section 14.5.2, and without prejudice to CytomX’s rights pursuant to Section 13.2.4 or Regeneron’s rights pursuant to Section 13.3.4(b), any dispute, controversy or claim relating to the inventorship, scope, validity, enforceability or infringement of any Patent Rights, or the scope, validity, enforceability or infringement of any trademark used in connection with, the Exploitation of Products shall be submitted to a court of competent jurisdiction in the country in which such Patent Rights or trademark rights were granted or arose.

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Section 14.6
Notices. Any notice required or permitted to be given by this Agreement shall be in writing, in English. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective if (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered, or certified mail, or (c) delivered by email followed by delivery via either of the methods set forth in clauses (a) and (b) of this Section 14.6, in each case, addressed as set forth below unless changed by notice so given:

If to CytomX:	CytomX Therapeutics, Inc.
151 Oyster Point Blvd., Suite 400
South San Francisco, CA 94080 USA
Attn: [***]

with copies (which shall not constitute notice) to:

CytomX Therapeutics, Inc.
151 Oyster Point Blvd., Suite 400
South San Francisco, CA 94080 USA
Attn: [***]

[***]
Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025 USA

If to Regeneron:	Regeneron Pharmaceuticals, Inc..
777 Old Saw Mill River Road
Tarrytown, NY 10591-6707
U.S.A.
Email: [***]
Attn: [***]

Any such notice shall be deemed given on the date received, except any notice received after 5:00 p.m. (in the time zone of the receiving Party) on a Business Day or received on a non-Business Day shall be deemed to have been received on the next Business Day. A Party may add, delete, or change the Person or address to which notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 14.6.

Section 14.7
Severability. If any one or more provisions of this Agreement is held to be invalid, illegal or unenforceable, the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

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Section 14.8
Successors and Assigns. Neither this Agreement nor any of the rights or obligations created herein may be assigned by either Party, in whole or in part, without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed, except that either Party shall be free to assign this Agreement (a) to an Affiliate of such Party (for so long as such Affiliate remains an Affiliate); provided that such Party shall remain liable and responsible to the other Party for the performance and observance of all such duties and obligations by such Affiliate, or (b) in connection with any sale of all or substantially all of the assets of the Party that relate to this Agreement to a Third Party, whether by merger, consolidation, divestiture, restructure, sale of stock, sale of assets or otherwise (a “Sale Transaction”; such Third Party, a “Third Party Acquirer”). A copy of such written agreement by such assignee shall be provided to the non-assigning Party within [***] days of execution of such written agreement.
Section 14.9
Sale Transaction or CytomX Acquisition. [***].
Section 14.10
Waivers. A Party’s consent to or waiver, express or implied, of the other Party’s breach of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of such breaching Party. A Party’s failure to complain of any act, or failure to act, by the other Party, to declare the other Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such breach, or of any other obligation or condition. A Party’s consent in any one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.
Section 14.11
Performance by Affiliates. Each Party may use one (1) or more of its Affiliates to perform its obligations and duties hereunder and such Affiliates are expressly granted certain rights herein; provided that each such Affiliate shall be bound by the corresponding obligations of such Party and such Party shall remain liable hereunder for the prompt payment and performance of all of their respective obligations hereunder.
Section 14.12
Force Majeure. Each Party shall be excused from the performance of its obligations (except matured and due payment obligations) under this Agreement to the extent that such performance is prevented by Force Majeure (defined below) and the nonperforming Party promptly provides notice of such prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues. The Party affected by such Force Majeure also shall notify the other Party of the anticipated duration of such Force Majeure, any actions being taken to avoid or minimize its effect after such occurrence, and shall take reasonable efforts to remove the condition constituting such Force Majeure. For purposes of this Agreement, “Force Majeure” shall mean conditions beyond the control of the Parties, including acts of God, acts of terrorism, voluntary or involuntary compliance with any Law of any Governmental Authority, embargoes, insurrections, war, acts of war (whether war be declared or not), shortages, epidemics, quarantines, labor strikes, lock-outs or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), civil commotion, riots, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, hurricane, storm, flood, or like catastrophe, or delays in acting by any

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Governmental Authority (except to the extent such delay results from the breach by the nonperforming Party or any of its Affiliates of any term or condition of this Agreement). The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its ability to perform. The Party not subject to such Force Majeure may terminate this Agreement if such Force Majeure exists for [***] consecutive days in any 365-day period pursuant to Section 13.2.1 or Section 13.3.1, as applicable, unless the Party affected by such Force Majeure continues to use Commercially Reasonable Efforts to remove such Force Majeure if it is reasonably expected that such efforts would be capable of removing such Force Majeure. For clarity, the COVID-19 pandemic, conditions, and recovery plans as they exist as of the Effective Date shall not be considered Force Majeure events or other public health emergencies.
Section 14.13
No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any Person, other than the Parties and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, except for the provisions of Article 10 (with respect to which the persons to which Article 10 applies shall be Third Party beneficiaries for Article 10 only in accordance with the terms and conditions of Article 10).
Section 14.14
Headings; Exhibits; Appendices. Article and Section headings used herein are for convenient reference only, and are not a part of this Agreement, and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. All Exhibits are incorporated herein by this reference.
Section 14.15
Interpretation. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The term “including,” “include,” or “includes” as used herein means including, without limiting the generality of any description preceding such term. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “herein,” “hereof” and “hereunder” and words of similar import will be construed to refer to this Agreement in its entirety and not to any particular provision hereof. The language in all parts of this Agreement shall be deemed to be the language mutually chosen by the Parties. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The Parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof.
Section 14.16
Counterparts Electronic or Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CYTOMX THERAPEUTICS INC.

By:	/s/ Sean McCarthy
Name:	Sean A. McCarthy, D. Phil.
Title:	Chief Executive Officer & Chairman

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Nouhad Husseini
Name:	Nouhad Husseini
Title:	SVP, Business Development & Corporate Strategy

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Exhibit A
Initial Work Plan

[***]

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Exhibit B
CytomX Patents

[***]

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Exhibit C
Regeneron Background Technology

[***]

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Exhibit D
UCSB Owned Tools Patents

[***]

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Exhibit E
Approved Subcontractors

[***]

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Exhibit F
Materials

[***]

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Exhibit G
Form of Joint Press Release

[***]

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Exhibit H
CytomX/UCSB Co-Owned Tools Patents

[***]

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Exhibit I

Disclosures

[***]

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